                                                                 EXHIBIT 10.44

                          LOAN AND SECURITY AGREEMENT


                         Dated as of September 3, 1998

                                    between

                       SANWA BUSINESS CREDIT CORPORATION

                                      and

                        ELECTRONIC INTEGRATED SOLUTIONS

                  EDUCATIONAL INDUSTRIAL SALES, INCORPORATED,

                            ALFORD MEDIA SALES, INC.

                                      and

                       B. HIGGINBOTHAM ENTERPRISES, INC.

                                     INDEX
                                     -----
SECTION         TITLE                                          PAGE

1.  DEFINITIONS AND ACCOUNTING TERMS                             1
        1.1  Definitions                                         1
        1.2  Accounting Terms                                    8
        1.3  Other Terms                                         8

2.  LOANS: GENERAL TERMS                                         8
        2.1  Total Facility                                      8
        2.2  Advances to Constitute One Loan; Loan Purpose      11
        2.3  Interest Rate                                      11
        2.4  Change of Circumstances                            12
        2.5  Funding Loss Indemnification                       13
        2.6  Term of Agreement; Prepayment; Liquidated
                Damages                                         14
        2.7  Credit Availability Charge                         15
        2.8  Audit Fee                                          15
        2.9  Loan Fee                                           15
        2.10 Unused Line Fee                                    15
        2.11 Commitment Fee                                     15

3. ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY                        15
        3.1  Eligible Accounts                                  15
        3.2  Eligible Inventory                                 17

4. PAYMENTS                                                     18
        4.1  Loan Account; Method of Making Payments            18
        4.2  Payment Terms                                      18
        4.3  Collection of Accounts and Payments                18
        4.4  Application of Payments and Collections            19
        4.5  Statements                                         19

5. COLLATERAL: GENERAL TERMS                                    19
        5.1  Security Interest                                  19
        5.2  Disclosure of Security Interest                    20
        5.3  Special Collateral                                 20
        5.4  Further Assurances                                 20
        5.5  Inspection                                         20
        5.6  Perfection and Priority; Location of Collateral    20
        5.7  Lender's Payment of Claims Asserted Against
                Collateral                                      21

6. COLLATERAL: ACCOUNTS                                         21
        6.1  Verification of Accounts                           21
        6.2  Assignments, Records and Daily Collateral Report   21
        6.3  Notice Regarding Disputed Accounts                 21
        6.4  Sale or Encumbrance of Accounts                    21

7. COLLATERAL: INVENTORY                                        21
        7.1   Sale of Inventory                                 21
        7.2   Safekeeping of Inventory; Inventory Covenants     21
        7.3   Records and Schedules of Inventory                22
        7.4   Returned and Repossessed Inventory                22
        7.5   Evidence of Ownership of Inventory                22

8. COLLATERAL: EQUIPMENT                                        22
        8.1   Maintenance of the Equipment                      22
        8.2   Evidence of Ownership of Equipment                22
        8.3   Proceeds of the Equipment                         22

9. WARRANTIES AND REPRESENTATIONS                               23
        9.1   General Warranties and Representations            23
        9.2   Account Warranties and Representations            26
        9.3   Inventory Warranties and Representations          28
        9.4   Automatic Warranty and Representations
                 and Reaffirmation of Warranties and
                 Representations                                28
        9.5   Survival of Warranties and Representations        28

10.  COVENANTS AND CONTINUING AGREEMENTS                        29
        10.1  Affirmative Covenants                             29
        10.2  Negative Covenants                                32
        10.3  Contesting Charges                                34
        10.4  Payment of Charges                                34
        10.5  Insurance; Payment of Premiums                    34
        10.6  Survival of Obligations Upon Termination
                of Agreement                                    35
        10.7  Environmental Indemnity                           35
        10.8  Change of Control                                 35
        10.9  Revisions or Updates                              36

11.  CONDITIONS PRECEDENT TO CLOSING                            36

12.  DEFAULT; RIGHTS AND REMEDIES ON DEFAULT                    38
        12.1  Default                                           38
        12.2  Acceleration of the Liabilities                   40
        12.3  Advances During Cure Period                       40
        12.4  Default Rate                                      40
        12.5  Remedies                                          40
        12.6  Notice                                            41

13.  MISCELLANEOUS                                              41
        13.1  Appointment of Lender as the Borrowers' Lawful
                Attorney-In-Fact                                41
        13.2  Modification of Agreement; Assignment or Sale
                of Interest                                     42
        13.3  Attorneys' Fees and Expenses; Lender's
                Out-of-Pocket Expenses                          42
        13.4  Waiver by Lender                                  43
        13.5  Severability                                      43
        13.6  Parties; Entire Agreement                         43
        13.7  Conflict of Terms                                 43

        13.8   Waiver by Borrower                               44
        13.9   Governing Law, Venue                             44
        13.10  Notice                                           44
        13.11  Section Titles, Etc.                             45
        13.12  Course of Dealing                                45
        13.13  Setoff                                           45
        13.14  Nonliability of Lender                           46
        13.15  Time of the Essence                              46
        13.16  Indemnification                                  46
        13.17  Suretyship Waivers and Consents                  47
        13.18  WAIVER OF RIGHT TO TRIAL BY JURY                 48



Schedules and Exhibits
----------------------

Exhibit "A"   -  Financials
Exhibit "B"   -  Notice of Borrowing/Conversion
Exhibit "C"   -  Borrowers' Locations
Exhibit "D"   -  Borrowers' Names or Tradestyles
Exhibit "E"   -  Litigation, Other Indebtedness, Guaranties, Contracts,
                 Judgments, Labor Disputes
Exhibit "F"   -  Liens
Exhibit "G"   -  Borrowers' Affiliates
Exhibit "H"   -  Documents
Exhibit "I"   -  Loan Account Statement
Schedule 10.2 -  Deposit Accounts

                         LOAN AND SECURITY AGREEMENT
                         ---------------------------


          THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 3rd day of September, 1998, by and between Sanwa Business Credit Corporation, a Delaware corporation ("Lender"), and Electronic Integrated Solutions, a California corporation (the "Parent"), including its Digital Network division (the "Digital Division"), Educational Industrial Sales Incorporated, a California corporation ("EISI"), Alford Media Sales, Inc., a Texas corporation ("Alford"), and B. Higginbotham Enterprises, Inc., a Texas corporation ("Higginbothan") (the Parent, EISI, Alford and Higginbotham hereinafter are referred to individually as a "Borrower" and collectively as the "Borrowers").

                              W I T N E S S E T H:

          WHEREAS, the Borrowers desire to borrow funds from Lender, and Lender is willing to make certain loans to the Borrowers on a joint and several liability basis upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or other financial accommodations heretofore, now or hereafter made to, or for the benefit of, the Borrowers by Lender, the parties hereto agree as follows:


1.   DEFINITIONS AND ACCOUNTING TERMS
     --------------------------------

     1.1  Definitions.  When used herein, the following terms shall have the
          -----------
following meanings:

          "Account Debtor" shall mean any Person who is or who may become obligated to any of the Borrowers under, with respect to, or on account of an Account.

          "Accounts" shall mean and include all of the Borrowers' presently existing and hereafter arising or acquired accounts, receivables and rights of the Borrowers to payment for goods sold or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which any of the Borrowers is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to any of the Borrowers, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

          "Affiliate" shall mean any and all Subsidiaries and any and all Persons which, in the reasonable judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with any of the Borrowers, and any and all Persons from whom, in the reasonable judgment of Lender, any of the Borrowers has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Ancillary Agreements" shall mean all Security Documents and all agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrowers or any other Person or delivered to Lender or any Participant with respect to this Agreement.

          "Borrowing" shall mean a borrowing by the Borrowers consisting of a Loan made by Lender on the same date and of the same Type pursuant to a single Notice of Borrowing/Conversion.

          "Business Day" shall mean any day in which (a) commercial banks are not authorized to close or not required to close in Los Angeles, California or New York, New York and (b) if such Business Day is related to a Loan which bears or is to bear interest in a Euro-Rate, dealings in dollar deposits are carried out in the London interbank market.

          "Charges" shall mean all national, federal, state, county, city, municipal, or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances (including, without limitation, those of the Pension Benefit Guaranty Corporation) upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) the Borrowers' employees, payroll, income or gross receipts, (iv) the Borrowers' ownership or use of any of their assets, or (v) any other aspect of the Borrowers' respective businesses.

          "Closing Date" shall mean the date the initial Loans are made.

          "Collateral" shall mean all of the property and interests in property described in Section 5.1 and all other property and interests in property
                  -----------
     which shall, from time to time, secure any part of the Liabilities.

          "Computers" shall mean all of the Borrowers' right, title and interest, now owned and hereafter acquired, in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all accessions, parts and appurtenances thereto, substitutions therefore and replacements thereof, all intellectual property used by the Borrowers, at any time, in the operation of such computer equipment hardware, including, without limitation, all software, all of the Borrowers' rights under any licenses related to the Borrowers' software or hardware, and all leases pursuant to which the Borrowers lease any computer equipment, hardware or software.

          "Credit Availability Charge" shall have the meaning ascribed to it in
     Section 2.7
     -----------

          "Current Assets" shall mean the aggregate net book value of the current assets of the Borrowers on a consolidated basis as determined in accordance with generally accepted accounting principles, excluding any Accounts owing to any of the Borrowers from any Affiliate.

          "Current Liabilities" shall mean the aggregate amount of all liabilities of the Borrowers on a consolidated basis which would be classified as current liabilities under generally accepted accounting principles.

          "Daily Collateral Report" shall mean a borrowing base report delivered to Lender by the Borrowers, as required by Section 6.2, consisting of sales
                                                -----------
     and collections of all of the Accounts existing as of the date of such Daily Collateral Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, address and outstanding balance and the aging of such outstanding balance; inventory valuations as set forth in the most recent Inventory Report, and such other information as may, from time to time, be required by Lender.

          "Default" shall mean the occurrence or existence of any one or more of the events described in Section 12.1.
                             ------------

          "Default Rate" shall have the meaning ascribed to it in Section 12.4.
                                                                  ------------

          "Depository Bank" shall mean the banking institution which is referred to in Section 4.3.
           -----------

          "Eligible Accounts" shall mean those Accounts included in an Daily Collateral Report which, as of the date of such Daily Collateral Report and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.1, (ii) do not violate the covenants,
                  -----------
     representations and warranties and other provisions of this Agreement and
     (iii) Lender, in its reasonable credit judgment, deems to be Eligible Accounts.

          "Eligible Demonstration Inventory" shall mean Eligible Inventory which SBCC determines is being utilized by the Borrowers for demonstration purposes.

          "Eligible Inventory" shall mean those items of Inventory included in an Inventory Report which, as of the date of such Inventory Report and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.2, (ii) do not violate the covenants,
                  -----------
     representations and warranties and other provisions of this Agreement and
     (iii) Lender, in its reasonable credit judgment, deems to be Eligible Inventory.

          "Environmental Laws" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

          "Equipment" shall mean all of the Borrowers' now owned and hereafter acquired equipment and fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Euro-Rate" shall mean with respect to any Interest Period for the Euro-Rate Loans or Euro-Rate Portions, the rate per annum (which shall be the same as of each day of such Interest Period) which is ordinarily reported on page 3750 of the Telerate Matrix (in Dollars) for a principal amount substantially equal to the amount of such Euro-Rate Portion and having a maturity comparable to the Interest Period proposed to be applicable to such Euro-Rate Portion, as quoted to the Borrowers by Lender; provided, however, that if, for whatever reason, Lender shall be unable to ascertain the Euro-Rate pursuant to the preceding provisions, the Euro-Rate in such circumstances shall be the rate per annum determined by Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of one percent) (a) the rate of interest (which shall be the same as of each day of such Interest Period) per annum at which deposits in Dollars are offered Lender or its Affiliates in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of such Euro-Rate Portion and having maturities comparable to such Interest Period by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplementary, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in regulation D of such Board) which are required to be maintained by Lender; in every event such Euro-Rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

          "Euro-Rate Loan" shall mean any Loan or Portion which bears interest at a rate per annum based upon the Euro-Rate.

          "Euro-Rate Portion" shall mean with respect to the Loans, the Portion of the Loans which bears interest at a rate determined by reference to the Euro-Rate as provided in Section 2.1(c).
                              --------------

          "Event of Default" shall mean any event or condition which, with the passage of time or the giving of notice or both, would constitute a Default.

          "Financials" shall mean those financial statements of the Borrowers attached hereto as Exhibit "A" or delivered to Lender pursuant to Section
                        -----------                                    -------
     10.1(e).
     -------

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "General Intangibles" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of the Borrowers of every kind and nature (other than Accounts) now owned or hereafter acquired by the Borrowers. Without in any way limiting the generality of the foregoing, General Intangibles specifically include, without limitation, all corporate or other business records, security deposits, prepaid deposits and expenses, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refunds and tax refund claims, all rights and claims against carriers and shippers, all rights to indemnification, and all letters of credit, guarantee claims, security interests or other security held by or granted to any of the Borrowers to secure payment by an Account Debtor of any Accounts.

          "Guarantor" shall mean any Person, other than any of the Borrowers, who is liable for the payment of any of the Liabilities, either primarily or secondarily (as a guarantor or an accommodation party) or one who hypothecates property as security for the payment of any of the Liabilities, including Donald J. Esters, an individual.

          "Hazardous Materials" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.

          "Indebtedness" shall mean all of the Borrowers' liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance or security interest upon property owned by any of the Borrowers, even though such Borrower has not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by any of the Borrowers, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and
     (v) deferred taxes.

          "Initial Term" shall have the meaning ascribed to it in Section 2.6.
                                                                  -----------

          "Interest Period" shall mean with respect to any Euro-Rate Loan or Euro-Rate Portion, the time period selected by the Borrowers pursuant to

     Section 2.1(e) which commences on the first day of such Loan or the
     --------------
     effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrowers pursuant to Section 2.1(e) which commences on the last day of the
                           --------------
     immediately preceding time period and ends on the last day of that time period.

          "Inventory" shall mean all goods, inventory, merchandise and other personal property, including, without limitation, goods in transit, wherever located and whether now owned or hereafter acquired by the Borrowers which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in the business of any of the Borrowers or are or might be used in connection with the manufacturing, shipping, advertising or selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by any of the Borrowers.

          "Inventory Report" shall mean a report delivered to Lender by the Borrowers, as required by Section 7.3, consisting of a detailed listing of
                               -----------
     all Inventory as of the date of such Inventory Report describing the kind, type, quality, quantity, location and the lower of cost (computed on the basis of a first-in, first-out cost flow assumption) or market value of such Inventory and such other information as may, from time to time be required by Lender.

          "Leverage Ratio" shall mean as of the last day of any fiscal quarter of the Borrowers the ratio of (i) the Borrowers' total consolidated indebtedness to (ii) Tangible Net Worth.

          "Liabilities" shall mean all of the Borrowers' liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including, without limitation, the Loans, interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrowers by Lender, future advances made to or for the benefit of the Borrowers and obligations of performance), whether arising under this Agreement, under any other Ancillary Agreement or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from the Borrowers to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge whether arising by operation of law or otherwise.

          "Loan" or "Loans" shall mean any or all of the advance or advances to be made by Lender pursuant to this Agreement.

          "Loan Account" shall have the meaning ascribed to it in Section 4.1.
                                                                  -----------

          "Net Income" shall mean net income, on a consolidated basis, for such period of the Borrowers determined in accordance with GAAP (excluding any extraordinary items, including, without limitation, income or expenses related to foreign exchange, swaps or other derivative transactions and changes in GAAP).

          "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans or other financial accommodations made by Lender to the Borrowers pursuant to this Agreement and the Ancillary Agreements.

          "Permitted Liens" shall mean the following:

                  (i)   Any Liens existing on the Closing Date and disclosed in

          Exhibit "F" or arising under this Agreement or the other Ancillary
          -----------
          Documents;

                  (ii) Liens for taxes, fees, assessments or other governmental charges or levies on real property, either not delinquent or being contested in good faith by appropriate proceedings;

                  (iii) Liens upon or in any Equipment acquired or held by any of the Borrowers to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment in the original principal amount not to exceed Seven Hundred fifty Thousand Dollars ($750,000).

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Portion" shall mean an amount of any Loan which is less than the entire outstanding principal balance of such Loan.

          "Prepayment Fee" shall have the meaning ascribed to it in Section 2.6.
                                                                    -----------

          "Prime Rate" shall mean the highest "Prime Rate" of interest quoted from time to time by The Wall Street Journal, provided, however, that in
                          -----------------------
     the event that The Wall Street Journal ceases quoting a "Prime Rate",
                    -----------------------
     "Prime Rate" shall mean the per annum rate of interest quoted as the "Bank Prime Loan" rate for the most recent weekday for which such rate is quoted in Statistical Release H.15(519) published from time to time by the Board of Governors of the Federal Reserve System, provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the "Prime Rate" shall be determined from a comparable index chosen by Lender in good faith. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

          "Prime Rate Loan" shall mean any Loan or any Portion of any Loan which bears interest at a rate per annum based upon the Prime Rate.

          "Renewal Term" shall have the meaning ascribed to it in Section 2.6.
                                                                  -----------

          "Reportable Event" shall have the meaning ascribed to it in Section
                                                                      -------
     9.1(n).
     ------

          "Security Documents" shall mean this Agreement and all other agreements, security agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, deeds of trust, Ancillary Agreements, mortgages and other written matter necessary or requested by Lender to create, perfect and maintain perfected, Lender's security interest in the Collateral.

          "Subsidiary" shall mean, as of any date of determination thereof and with respect to any Person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or joint venture, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

          "Special Collateral" shall have the meaning ascribed to it in Section
                                                                        -------
     5.3.
     ---

          "Stock" shall mean all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "Tangible Net Worth" shall mean, as of any particular date, the difference between (a) the Borrowers' consolidated total assets as they would normally be shown on the balance sheet of the Borrowers, but excluding therefrom the aggregate amount of all of the Borrowers' intangible assets, including but not limited to all values attributable to goodwill, patents, copyrights, trademarks, trade names, licenses, prepaid deposits and expenses, leasehold improvements net of depreciation, other General Intangibles and Accounts due from Affiliates, and other intangible assets as reasonably determined by Lender and (b) the Borrowers' consolidated total liabilities and deferred charges (excluding subordinated debt) as they would usually be shown on such balance sheet, including as liabilities all guarantees of the indebtedness of Affiliates or any other Person.

          "Total Facility" shall have the meaning ascribed to it in Section 2.1.
                                                                    -----------

          "Type" shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based on the Prime Rate or the Euro-Rate.

     1.2  Accounting Terms.  All accounting terms used in this Agreement which
          ----------------
are not specifically defined shall have the respective meanings customarily given them in accordance with generally accepted accounting principles, consistently applied.

     1.3  Other Terms.  All other terms contained in this Agreement which are
          -----------
not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the respective meanings provided for by the Uniform Commercial Code of the State of California to the extent the same are used or defined therein.


2.   LOANS: GENERAL TERMS
     --------------------

     2.1  Total Facility.
          --------------

               (a) Revolving Loans.  Lender agrees to make available for the
                   ---------------
     Borrowers' use from time to time during the term of this Agreement, upon the Borrowers' request therefor, certain Loans in an aggregate principal amount outstanding not to exceed Fifteen Million Dollars ($15,000,000) (the "Total Facility"). The Total Facility shall be subject to all of the terms and conditions of this Agreement and shall consist of revolving advances based upon the Eligible Accounts and Eligible Inventory of the Borrowers in accordance with the following applicable advance rates and dollar limitations:

               An amount equal to the lesser of:
                                      ---------

               (i)  the sum of

                              (A) eighty-five percent (85%) of the Eligible
                    Accounts of the Borrowers, except for the Eligible Accounts of the Digital Division, plus seventy-five percent (75%) of the Eligible Accounts of the Digital Division (subject, in
                        --------
                    each case, to adjustment based upon dilution as detailed below) and

                              (B) the sum of (1) the lesser of (aa) thirty-five
                                                     ------
                    percent (35%) of Eligible Demonstration Inventory and (bb) One Million Five Hundred Thousand Dollars ($1,500,000) plus
                                                                           ----
                    (2) the lesser of (aa) fifty percent (50%) of all Eligible
                            ------
                    Inventory other than Eligible Demonstration Inventory and
                    (bb) Five Million Dollars ($5,000,000) less the aggregate
                                                           ----
                    outstanding amount of Loans made on the basis of Eligible Demonstration Inventory, or

               (ii) Fifteen Million Dollars ($15,000,000).

               Lender may, in the exercise of its reasonable discretion, at any time and from time to time, increase or decrease the advance percentages to be applied to Eligible Accounts and Eligible Inventory which are contained in this Section. In the event such percentages are decreased, such decrease shall become effective upon not less than ten (10) Business Days notice to Borrower, unless an Event of Default has occurred and is continuing or a material, negative audit finding has been made in which case such decrease shall be effective immediately, for the purpose of calculating the amount which Lender may be willing to advance, or allow to remain outstanding, against Eligible Accounts and Eligible Inventory.

               Without limiting the generality of the preceding paragraph, Lender may adjust the advance rate for the Eligible Accounts of the Borrowers based upon the historical dilution of such Eligible Accounts in accordance with the matrix set forth below:

               Dilution                            Advance Rate
               --------                            ------------

               Less than 5%                             85%
               Greater than 5% but less than
                or equal to 10%                         80%
               Greater than 10%                         75%

               Based upon Lender's understanding of the historical dilution rates of the Borrowers' Accounts, the initial advance rate for the Eligible Accounts of the Borrowers, except for the Digital Division, will be eighty-five percent (85%) and the initial advance rate for the Digital Division will be seventy-five percent (75%). Lender will permit increases in the advance rate for the Eligible Accounts of the Digital Division (up to a maximum limit of 85%) provided that Lender's auditors verify that the dilution rate of the Accounts of the Digital Division during the preceding six-month period warrants such increase pursuant to the matrix set forth above.

               The Borrowers may permanently reduce the Total Facility (to an amount mutually acceptable to the Borrowers and Lender) without the obligation to pay any amendment fee (other than attorneys' fees and expenses incurred by Lender in preparing any required amendment documents) or Prepayment Fee by paying down the Loans with the proceeds of an initial public offering or a private placement of equity securities or subordinated debt.

               (b) Notice of Borrowing.  The Borrowers shall request each Loan
                   -------------------
     by delivering to Lender an irrevocable written notice in the form of

     Exhibit "B", appropriately completed (a "Notice of Borrowing/Conversion"),
     -----------
     which specifies, among other things:

                     (i)   The principal amount of the requested Loan Borrowing;

                     (ii) Whether the requested Loan(s) are to consist of Prime Rate Loans or Euro Rate Loans; each Euro-Rate Loan shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof;

                     (iii) If the requested Loan(s) are to be Euro-Rate Loan(s), the Interest Period selected by the Borrowers for such Loan(s) in accordance with Section 2.1(e); and
                          --------------

                     (iv) The date of the requested Loan, which shall be a Business Day.

     The Borrowers shall give each Notice of Borrowing/Conversion to Lender at least three (3) Business Days before the date of the requested Loan in the case of a Loan which will be a Euro-Rate Loan and before 10:00 a.m. Pacific time on the date of the requested Loan in the case of a Loan which will be a Prime Rate Loan. Each Notice of Borrowing/Conversion shall be delivered to Lender at the office or telecopy number specified in Section 13.10; provided, however, that the Borrowers shall
                  -------------
     promptly deliver to Lender the original of any Notice of Borrowing/Conversion initially delivered by telecopy. Notwithstanding the above, the Borrowers shall not have outstanding more than three (3) Euro-Rate Loans at any one time during the Initial Term or any Renewal Term of this Agreement.

               (c) Interest Rates.  The Borrowers shall pay interest on the
                   --------------
     outstanding principal balance of each Loan from the date of such Loan until such Loan is repaid, at one of the following rates per annum:

                    (i) During such periods as such Loan is a Prime Rate Loan, at a rate per annum equal to the Prime Rate plus one-half percent
                                                      ----
          (0.5%), such rate to change from time to time as the Prime Rate shall change; and

                    (ii) During such periods as such Loan is a Euro-Rate Loan, at a rate per annum equal at all times during each Interest Period for such Euro-Rate Loan to the Euro-Rate for such Interest Period plus
                                                                        ----
          three and one-quarter percent (3.25%).

          All outstanding Loans shall bear interest at one, and only one, of the above rates. All computations of interest on Loans shall be based on a year of 360 days for actual days elapsed.

               (d) Conversion of Interest Rate on Loans.  The Borrowers may
                   ------------------------------------
     convert outstanding Prime Rate Loans into Euro-Rate Loans and outstanding Euro-Rate Loans into Prime Rate Loans; provided, however, that any conversion of Euro-Rate Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Euro-Rate Loans. The Borrowers shall request such a conversion by delivering to Lender an appropriately completed Notice of Borrowing/Conversion, which specifies, among other things:

                    (i) The Prime Rate Portion or the Euro-Rate Portion which is to be converted;

                    (ii) The Type of Loans into which such Loans or Portion are to be converted;

                    (iii) If Prime Rate Loans are to be converted into Euro-Rate Loans, the Interest Period selected by the Borrowers for such Loans in accordance with Section 2.1(e); and
                          --------------

                    (iv) The date of the requested conversion, which shall be a Business Day.

     The Borrowers shall give each Notice of Loan/Conversion to Lender at least three (3) Business Days before the date of the requested conversion in the case of a conversion into Euro-Rate Loans, and at least one (1) Business Day before the date of the requested conversion in the case of a conversion into Prime Rate Loans. Each Request for Loan/Conversion shall be delivered to Lender at the office or to the telecopy number specified in Section 13.10; provided, however, that the
                                  -------------
     provided, however, that the Borrowers shall Borrowers shall promptly deliver to Lender the original of any Notice of Loan/Conversion initially delivered by telecopy.

               (e) Euro-Rate Interest Periods.  The initial and each subsequent
                   --------------------------
     Interest Period selected by the Borrowers for a Euro-Rate Loan shall be thirty (30), sixty (60) or ninety (90) days; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any interest Period for a Euro-Rate Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no such Interest Period shall end after the Initial Term or any Renewal Term; and
     (D) no more than three (3) Loans bearing interest at the Euro-Rate may be originated or converted in any one month. If the Borrowers fail to notify Lender of the next Interest Period for Euro-Rate Loans in accordance with this Section 2.1(e), such Loans shall automatically convert to Prime Rate
          --------------
     Loans on the last day of the current Interest Period therefor.

     2.2  Advances to Constitute One Loan; Loan Purpose.  All loans and advances
          ---------------------------------------------
by Lender to Borrower under this Agreement and the Ancillary Agreements shall constitute one loan and all Liabilities of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral.

     2.3  Interest Rate.  In no contingency or event whatsoever shall the rate
          -------------
or amount of interest paid by the Borrowers under this Agreement or any of the Ancillary Agreements exceed the maximum rate or amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder or under any Ancillary Agreement in excess of the maximum amount permitted by such law, (i) Lender shall apply such excess to any unpaid principal owed by the Borrowers to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to the Borrowers and (ii) the provisions hereof shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by the Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

     2.4  Change of Circumstances.
          -----------------------

               (a) Inability to Determine Rates.  If, on or before the first day
                   ----------------------------
     of any Interest Period of any Loan or Portion, (i) the Euro-Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in, or other circumstances affecting, the London interbank market or (ii) the Euro-Rates of interest for such Loans or Portions do not adequately and fairly reflect the cost to Lender of making or maintaining such Loans or Portions, Lender shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Lender shall otherwise notify the Borrowers that the circumstances giving rise to such condition no longer exist, the Borrowers' right to request the making of or conversion to, and Lender's obligations to make or convert to Euro-Rate or Euro-Rate Portions of the Type affected by such condition shall be suspended. Any Euro-Rate Loans or Euro-Rate Portions of the Type affected by such condition outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans or Portions into another Type of Loan or Portion not affected by such suspension unless such suspension has then ended.

               (b) Illegality.  If, after the date of this Agreement the
                   ----------
     adoption of any Governmental Rule, any change in any Governmental Rule or the application of requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lender with any request or directive (whether of not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for Lender to make or maintain any Euro-Rate Loan or Euro-Rate Portion, Lender shall immediately notify the Borrowers of such Change of Law. Upon receipt of such notice, (i) the Borrowers' right to request the making of or conversion to, and Lender's obligations to make or convert to, any Loans or Portions of the Type affected by such Change of Law shall be terminated, and (ii) the Borrowers shall, at the request of Lender, either (A) pursuant to Section 2.1(d), as the case may be, convert
                                    --------------
     any such then outstanding Loans or Portions into another Type of Loans or Portions not affected by such Change of Law at the end of the current Interest Period for such Loans or Portions, or (B) immediately repay or convert any such Loans or Portions if Lender shall notify the Borrowers that the Lender may not lawfully continue to fund and maintain such Loans or Portions. Any conversion or prepayment of Loans or Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans or Portions shall be deemed a prepayment thereof for purposes of this Agreement.

               (c) Increased Costs.  If any Change of Law announced after the
                   ---------------
     date of this Agreement:

                   (i) Shall subject Lender to any tax, duty or other charge with respect to any Euro-Rate Loan or Euro-Rate Portion, or shall change the basis of taxation of payments by the Borrowers to Lender on such a Loan or Portion or in respect to such a Loan or Portion under this Agreement (except for changes in the rate of taxation on the overall net income of Lender); or

                   (ii) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lender for any Euro-Rate Loan or Euro-Rate Portion; or

                   (iii) Shall impose on Lender any other condition related to any Euro-Rate Loan or Euro-Rate Portion;

     And the effect of any of the foregoing is to increase the cost to Lender of making, renewing, or maintaining any such Euro-Rate Loan or Euro-Rate Portion or to reduce any amount receivable by Lender hereunder; then the Borrowers shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to reimburse Lender for such increased costs or to compensate Lender for such reduced amounts showing the calculation thereof in reasonable detail. A certificate as to the amount of such increased costs or reduced amounts, submitted by Lender to the Borrowers shall, in the absence of manifest error, be conclusive and binding on the Borrowers for all purposes; provided, however, that the increased costs or reduced amounts shall not relate to any period more than 180 days prior to the date of such certificate.

               (d) Capital Requirements.  If, after the date of this Agreement,
                   --------------------
     Lender determines that (i) any Change of Law announced after the date of this Agreement affects the amount of capital required or expected to be maintained by Lender or any Person controlling Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by Lender or such Person which is attributable to or based upon the Loans or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account Lender's or such Person's policies with respect to capital adequacy), the Borrowers shall pay to Lender or such Person, upon demand of Lender, such amounts as Lender or such Person shall determine are necessary to compensate Lender or such Person for the increased costs to Lender or such Person of such increased capital. A certificate of Lender setting forth in reasonable detail the computation of any such increased costs, delivered by Lender to the Borrowers shall, in the absence of manifest error, be conclusive and binding on the Borrowers for all purposes; provided, however, that the increased costs or reduced amounts shall not relate to any period more than 180 days prior to the date of such certificate.

     2.5  Funding Loss Indemnification.  If the Borrowers shall (a) repay or
          ----------------------------
prepay any Euro-Rate Loan or Euro-Rate Portion on any day other than the last day of an Interest Period therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise) or (b) fail to borrow any Euro-Rate Loan or Euro-Rate Portion for which a Notice of Borrowing has been delivered to Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise), the Borrowers shall, upon demand by Lender, reimburse Lender and hold Lender harmless for all costs and losses incurred by Lender as a result of such repayment, prepayment or failure. The Borrowers understand that such costs and losses may include, without limitation, losses incurred by Lender as a result of funding and other contracts entered into by Lender to fund a Euro-Rate Loan or Euro-Rate Portion. If Lender shall demand payment under this Section 2.5, Lender shall deliver to the Borrowers a
                   -----------
certificate setting forth the amount of costs and losses for which demand is made, showing the calculation thereof in reasonable detail. Such a certificate so delivered to the Borrowers shall, in the absence of manifest error, be conclusive and binding on the Borrowers as to the amount of such loss for all purposes.

     2.6  Term of Agreement; Prepayment; Liquidated Damages.  This Agreement
          -------------------------------------------------
shall be in effect until two (2) years from the date hereof (the "Initial Term") and shall be automatically renewed thereafter for successive periods of one year (each a "Renewal Term") unless terminated as provided below. Either party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party at least ninety (90) days' prior written notice of such termination. In the event the Borrowers give notice of termination and the Total Facility is not paid in full at the end of the Initial Term or Renewal Term, as applicable, upon the request of the Borrowers, but in Lender's sole discretion, Lender can continue to make advances and renew this Agreement for an additional year, upon such terms and conditions as Lender may require. In the event Lender does not agree to continue to make advances and renew the term for an additional year, all Liabilities shall be immediately due and payable. This Agreement may also be terminated by Lender upon the occurrence of a Default. Upon the effective date of any termination, all of the Liabilities shall become immediately due and payable without presentment, notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully and finally paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, the Borrowers shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement. During the Initial Term or any Renewal Term, the Borrowers may, at their option, upon not less than thirty (30) days written notice to Lender specifying the date of prepayment, terminate this Agreement on the first day of any month prior to the end of the Initial Term or any Renewal Term and prepay all of the Liabilities hereunder. In such event, the Borrowers shall pay to Lender, for loss of the bargain and not as a penalty, as liquidated damages and as compensation for the costs of Lender being prepared to make funds available to the Borrowers under this Agreement, an amount (the "Prepayment Fee") equal to the following applicable percentage of the Total Facility:


        Prepayment Date                        Applicable Prepayment Fee
        ---------------                        -------------------------

        After the Closing Date                 Two percent (2.0%) of the
        and before the first                   Total Facility
        anniversary of this
        Agreement

        From and after the first               One and one-half percent
        anniversary of this                    (1.50%) of the Total Facility
        Agreement and before the
        second anniversary of
        this Agreement

        During the first Renewal               One percent (1.00%) of
        Term of this Agreement                 the Total Facility

        At any time after the first            Zero percent (0.00%) of
        Renewal Term of this Agreement         the Total Facility


     The Borrowers shall also be responsible to pay, in every event, Euro-Rate breakage penalties pursuant to Section 2.5, and if any fixed rate Loan is
                                    -----------
outstanding, the Borrowers agree to pay an additional prepayment charge equal to the actual loss, if any, that may be sustained by Lender through redeployment of the funds loaned to the Borrowers at the then prevailing interest rates.

     2.7  Credit Availability Charge.  To compensate Lender for the costs of
          --------------------------
being prepared to make funds available to the Borrowers, the Borrowers agree that if, during any such month, the daily average outstanding borrowings under the Total Facility is less than Seven Million Five Hundred Thousand Dollars ($7,500,000), then the Borrowers shall pay to Lender at the end of each such month a Credit Availability Charge, in addition to accrued interest on the outstanding Liabilities, equal to such shortfall times the applicable Prime Rate based interest rate for the Loans. The Credit Availability Charge is in addition to any other applicable fees and charges and shall be payable for the entire period covered by the Initial Term and each Renewal Term, unless this Agreement is terminated by the Borrowers pursuant to Section 2.6 above and the Borrowers have paid the applicable
            -----------
Prepayment Fee and Euro-Rate breakage penalties. The Credit Availability Charge shall be payable monthly during the Initial Term and during each Renewal Term or immediately upon termination if this Agreement is terminated prior to the end of the Initial Term or a Renewal Term.

     2.8  Audit Fee.  The Borrowers shall pay to Lender its reasonable costs and
          ---------
expenses incurred during the course of field examinations and audits, which Lender will conduct on a quarterly basis prior to the existence of a Default and as frequently as Lender may require following the occurrence and during the continuance of a Default, including a per diem charge for examiners in the field and office at Lender's then prevailing rate (currently $750 per person per day), not to exceed aggregate examiners' charges of $3,000 plus reasonable costs and expenses for any one field examination or audit occurring prior to a Default.

     2.9  Loan Fee.  The Borrowers shall pay Lender in cash, on the Closing
          --------
Date, a Loan Fee equal to one percent (1.00%) of the Total Facility, with such Loan Fee being credited on the Closing Date with the $50,000 portion of the commitment fee previously paid by the Borrowers to Lender.

     2.10 Unused Line Fee.  The Borrowers shall pay to Lender each month, an
          ---------------
unused line fee equal to one-half percent (0.5%) per annum of the difference between the Total Facility and the daily average outstanding principal balance of the Loans for the prior month.

     2.11 Commitment Fee.  The Borrowers shall pay to Lender in cash, on the
          --------------
Closing Date, the balance ($100,000) of the commitment fee payable by the Borrowers to Lender in connection with Lender's commitment to provide the Borrowers with the Loans contemplated hereunder, which commitment fee was fully earned upon Borrowers' acceptance of Lender's commitment letter to the Borrowers dated August 14, 1998.


3.   ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY
     -------------------------------------

     3.1  Eligible Accounts.  Upon the Borrowers' delivery to Lender of a Daily
          -----------------
Collateral Report, Lender shall, in its reasonable discretion, determine which individual Accounts listed thereon are Eligible Accounts. Unless otherwise agreed to by Lender, Eligible Accounts shall, at all times, be subject to the following requirements for eligibility:

               (a) If the Account arises from the sale of goods, such goods shall have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis and shall not be subject to any other repurchase or return agreement and no material part of such goods shall have been returned (other than returns described in Section 7.4), repossessed, rejected, lost or damaged;
                  -----------

               (b) The Account shall not be evidenced by chattel paper or an instrument of any kind;

               (c) The Account Debtor obligated on such Account shall not be suspended from doing business, insolvent or the subject of any bankruptcy or insolvency proceeding of any kind, or the subject of an assignment for the benefit of creditors, or have had a receiver or trustee appointed for a significant portion of its assets, and Lender shall be satisfied with the creditworthiness of such Account Debtor;

               (d) The Account Debtor obligated on such Account shall not be a supplier to or creditor of any Borrower unless Borrower has a written agreement with the Account Debtor in a form acceptable to Lender which provides that such Account Debtor's Accounts are independent of and not be subject to any right of offset whatsoever for any obligation or debt owed by Borrower to such Account Debtor;

               (e) If the Account is owing from an Account Debtor located outside the United States, such Account Debtor shall have furnished the applicable Borrower with an irrevocable letter of credit issued or confirmed by a financial institution acceptable to Lender, which letter of credit shall be in form and substance acceptable to Lender, pledged to Lender, and be payable in United States dollars in an amount not less than the face value of the Account;

               (f) The Account shall be a valid, legally enforceable obligation of the Account Debtor and such Account Debtor shall not have asserted, nor be entitled to any offset, counterclaim or defense denying liability thereunder;

               (g) The Account shall be subject to and covered by Lender's perfected security interest and shall not be subject to any other lien, claim, encumbrance or security interest;

               (h) The Account shall be evidenced by an invoice or other documentation in form acceptable to Lender;

               (i) The Account shall not have remained unpaid for a period exceeding ninety (90) days after the original invoice date of the related invoice and not more than fifty percent (50%) of the balance of all Accounts owing from the Account Debtor obligated under such Account have remained unpaid for more than ninety (90) days after the invoice date of the related invoices or otherwise be deemed ineligible;

               (j) If the Account Debtor is located in the State of New Jersey or the State of Minnesota, Borrower shall have filed a Notice of Business Activities Report with the appropriate agency in New Jersey or Minnesota, as applicable, for the then current year;

               (k) The Account shall not be owing from an employee, officer, agent, director, stockholder of Borrower or any Affiliate or from the United States of America or any department, agency or instrumentality thereof;

               (l) The aggregate amount of Accounts from an Account Debtor shall not, at any time, exceed fifteen percent (15%) of the aggregate amount of existing Eligible Accounts;

               (m) The Account shall be one against which Lender is legally permitted to make loans and advances;

               (n) The Account shall not involve a contract requiring a Borrower to provide goods or render services for a term of longer than one hundred twenty (120) days;

               (o) Each of the warranties and representations set forth in

     Section 9.2 shall be reaffirmed with respect to such Account at the time
     -----------
     that the most recent Daily Collateral Report was delivered to Lender; and

               (p) The Account shall otherwise be acceptable to Lender, in its reasonable discretion.

     3.2  Eligible Inventory.  Upon the Borrowers' delivery to Lender of an
          ------------------
Inventory Report, Lender shall, in its reasonable discretion, determine which items of Inventory listed thereon are Eligible Inventory. Unless otherwise agreed to by Lender, Eligible Inventory shall, at all times, be subject to the following requirements for eligibility:

               (a) The item of Inventory shall constitute raw materials or finished goods, shall be in good condition, meet all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods or their use or sale, shall be either currently usable or currently saleable in the ordinary course of a Borrower's business and shall not otherwise be unacceptable to Lender due to age, type, category, quality or quantity;

               (b) The item of Inventory shall be located at one of the locations listed on Exhibit "C" attached hereto, shall be subject to and
                         -----------
     covered by Lender's perfected security interest and shall not be subject to any other lien, claim, encumbrance or security interest;

               (c) The item of Inventory shall not have been consigned, sold or leased to any Person;

               (d) The item of Inventory shall not have been purchased by a Borrower in or as part of a bulk transfer or sale of assets unless there was compliance, or an exemption from compliance, with all applicable bulk sales or transfer laws;

               (e) The item of Inventory may have been relieved from a Borrower's Inventory supply and may be accounted for by such Borrower as an "unbilled" Account, provided such Borrower can document the status of such item of Inventory to Lender's satisfaction;

               (f) Each of the warranties and representations set forth in

     Section 9.3 shall be reaffirmed with respect to such item of Inventory at
     -----------
     the time that the most recent Inventory Report was delivered to Lender; and

               (g) The item of Inventory shall otherwise be acceptable to Lender, in its reasonable discretion.



4.   PAYMENTS
     --------

     4.1  Loan Account; Method of Making Payments.  Lender shall maintain a loan
          ---------------------------------------
account (the "Loan Account") on its books in which shall be recorded (i) all Loans made by Lender to the Borrowers pursuant to this Agreement, (ii) all payments made by the Borrowers on all such Loans and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing, all payments which the Borrowers are required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to the Loan Account. Lender may, in its discretion, elect to bill the Borrowers for the amount of any such payment in which case such amount shall be immediately due and payable with interest thereon at the rate set forth in Section 2.3.
                                                           -----------

     4.2  Payment Terms.  Unless otherwise expressly provided in writing, the
          -------------
Liabilities will be repayable as follows: (i) interest shall be payable on the first day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement or the Ancillary Agreements and (iii) the principal balance of the Liabilities shall be payable from collections received with respect to any proceeds of Collateral as such proceeds are received; provided, however, that if at any time the outstanding principal balance of the Loans exceed the applicable percentage or dollar limitations set forth in Section 2.1(a), or the outstanding
                                              --------------
principal balance of all of the Liabilities exceeds the Total Facility, Borrower shall immediately pay to Lender such amount as is necessary to eliminate such excess. All of the Liabilities shall be payable at the address set forth in

Section 13.10.  Nothing contained in this Section shall authorize Borrower to
-------------
sell, lease or otherwise dispose of any Collateral other than as expressly set forth in Sections 6.4, 7.1 and 8.3.
         ------------  ---     ---

     4.3  Collection of Accounts and Payments.  The Borrowers shall establish
          -----------------------------------
such blocked accounts or lockbox accounts as Lender may require, into which the Borrowers will immediately deposit all remittances and proceeds of the Collateral in the identical form in which such payment was made, whether by cash or check. The banks with which such accounts are maintained (collectively, the "Depository Banks") shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to such accounts are the sole and exclusive property of Lender, that the Depository Banks have no right of setoff against the funds in such accounts and that the Depository Banks will wire, or otherwise transfer immediately available funds in a manner satisfactory to Lender, funds deposited in such accounts to Lender on a daily basis as soon as such funds are collected. The Borrowers hereby agree that all payments made to such accounts or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender and will be applied on account of the Liabilities. After allowing one (1) business day for collection after such funds are received by Lender, Lender will credit (conditional upon final collection) all payments received through such accounts to the Loan Account.
The Borrowers and any Affiliates, shareholders, directors, officers, employees, agents of the Borrowers and all Persons acting for or in concert with the Borrowers who receive any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control shall, acting as trustee for Lender, hold such property as the sole and exclusive property of Lender and immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Lender. The Borrowers agree to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the accounts and depositing for collection by Lender any check or item of payment received or delivered to any Depository Bank or Lender on account of the Liabilities and the Borrowers further agree to reimburse Lender for any claims asserted by any Depository Bank in connection with any account or any returned or uncollected checks received by any Depository Bank for deposit in the accounts.

     4.4  Application of Payments and Collections.  The Borrowers irrevocably
          ---------------------------------------
waive the right to direct the application of payments and collections received by Lender from or on behalf of the Borrowers, and the Borrowers agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that the Borrowers make a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent such payment or proceeds received are so set aside, invalidated, required to be repaid or the like, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

     4.5  Statements.  All Loans and all other debits and credits provided for
          ----------
in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to the Borrowers written statements of account as provided herein, the balance in the Loan Account, as set forth on Lender's most recent statement, reasonably maintained, shall be presumptive evidence of the amounts due and owing to Lender by the Borrowers. Not more than ten (10) days after the final day of each calendar month, Lender shall render to the Borrowers a statement setting forth the balance of the Loan Account, and such other information in substantially the form attached hereto as Exhibit "I". Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 4.4,
                                                                 -----------
but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrowers and shall constitute an account stated unless, within thirty
(30) days after receipt of any statement from Lender, the Borrowers shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

5.   COLLATERAL: GENERAL TERMS
     -------------------------

     5.1  Security Interest.  To secure the prompt payment to Lender of the
          -----------------
Liabilities, the Borrowers hereby grant to Lender a continuing security interest in and to all of the following property and interest in property of the Borrowers, whether now owned or existing or hereafter acquired or arising and wherever located: (i) all Accounts, Inventory, Equipment, contract rights, General Intangibles, tax refunds, chattel paper, instruments, letters of credit, investment property, documents and documents of title; (ii) all of the Borrowers' deposit accounts (general or special) including those maintained with the Depository Bank or any other financial institution (iii) all monies, and any and all other property of the Borrowers now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all insurance proceeds of or relating to any of the foregoing; (v) all of the Borrowers' Computers, books and records; and (vi) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

     5.2  Disclosure of Security Interest. The Borrowers shall make appropriate
          -------------------------------
entries upon their financial statements and books and records disclosing Lender's security interest in the Collateral.

     5.3  Special Collateral.  Immediately upon the Borrowers' receipt of any
          ------------------
Collateral which is evidenced or secured by an agreement, chattel paper, letter of credit, instrument or document, including, without limitation, promissory notes, certificated securities, documents of title and warehouse receipts (the "Special Collateral"), the Borrowers shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender and shall take such actions as Lender may require to perfect Lender's security interest in such Special Collateral and any collateral securing such Special Collateral.

     5.4  Further Assurances.  At Lender's request, the Borrowers shall, from
          ------------------
time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same and (ii) take such other actions as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence and during the continuance of any Default, the Borrowers hereby irrevocably make, constitute and appoint Lender (and all Persons designated by Lender for that purpose) as the Borrowers' true and lawful attorney and agent-in-fact to sign the name of the Borrowers on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect. This power of attorney is coupled with an interest. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     5.5  Inspection.  Lender (by any of its officers, employees or agents)
          ----------
shall have the right, at any time or times during the Borrowers' usual business hours, without prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss the Borrowers' affairs and finances with any Person and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral. The Borrowers shall pay all costs and expenses incurred by Lender in the course of periodic audits and examinations of the Collateral and the Borrowers' operations, which Lender will conduct on a quarterly basis prior to a Default and as frequently as Lender may require after a Default, plus a per diem charge at Lender's then prevailing rate (currently $750 per person per day) for its auditors and examiners in the field and office, not to exceed aggregate examiners' charges of $3,000 plus reasonable costs and expenses for any one field audit or examination occurring prior to a Default.

     5.6  Perfection and Priority; Location of Collateral.  The Borrowers'
          -----------------------------------------------
respective chief executive offices, principal places of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, the Computers, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on Exhibit "C" attached hereto. The Borrowers shall not remove their respective
-----------
books and records or the Collateral from any such locations (except for removal of items of Inventory upon their sale in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of their respective books and records or the Collateral except within the continental United States of America and with at least thirty (30) days' prior written notice thereof to Lender.

     5.7  Lender's Payment of Claims Asserted Against Collateral.  Lender may,
          ------------------------------------------------------
but shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of the Borrowers under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral. All sums paid by Lender under this Section, including all costs, fees (including reasonable attorneys' fees), expenses and other charges relating thereto, shall be payable by the Borrowers to Lender on demand and shall be additional Liabilities secured by the Collateral.


6.   COLLATERAL: ACCOUNTS
     --------------------

     6.1  Verification of Accounts.  Any of Lender's officers, employees or
          ------------------------
agents shall have the right, at any time or times hereafter, in the applicable Borrower's or Lender's name or tradestyle or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

     6.2  Assignments, Records and Daily Collateral Report.  The Borrowers shall
          ------------------------------------------------
keep accurate and complete records of the Accounts and, as frequently as Lender shall require, but not less frequently than twice weekly, the Borrowers shall deliver to Lender a Daily Collateral Report and formal written assignments of all Accounts, together with copies of the invoices related thereto. The Borrowers shall also deliver to Lender, upon demand, the original copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Daily Collateral

Report and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

     6.3  Notice Regarding Disputed Accounts.  The Borrowers shall give Lender
          ----------------------------------
prompt notice of any Accounts which, for an Account Debtor, aggregate in excess of Twenty-Five Thousand Dollars ($25,000) and which are in dispute between such Account Debtor and a Borrower. In addition, each Daily Collateral Report shall identify all disputed Accounts and disclose, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

     6.4  Sale or Encumbrance of Accounts.  The Borrowers shall not, without the
          -------------------------------
prior written consent of Lender, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of the Accounts to any Person other than Lender.


7.   COLLATERAL: INVENTORY
     ---------------------

     7.1  Sale of Inventory.  Unless a Default occurs, the Borrowers may sell
          -----------------
Inventory in the ordinary course of their respective businesses (which does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sales on consignment or sales on an approval or a sale or return basis). All proceeds of such sales shall be part of the Collateral and remitted to the special account referred to in Section 4.3. The Borrowers shall not, except as
                               -----------
set forth in this Section, rent, lease or otherwise transfer or dispose of any of the Inventory without Lender's prior written consent.

     7.2  Safekeeping of Inventory; Inventory Covenants.  The Borrowers shall
          ---------------------------------------------
maintain all Inventory in good and saleable condition at all times. Lender shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory. All risk of loss, damage, distribution or diminution in value thereof shall be borne by the Borrowers.

     7.3  Records and Schedules of Inventory.  The Borrowers shall keep correct
          ----------------------------------
and accurate daily records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory, the Borrowers' cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment, if any, provided that Lender's prior written consent to such consignment must be obtained, and shall furnish to Lender, monthly by the fifteenth (15th) day of the following month, a current updated Inventory Report, based on a first in-first out cost assumption. A physical count of the Inventory shall be conducted no less often than semi-annually and a report based on such count of the Inventory shall promptly be provided to Lender together with such supporting information including, without limitation invoices relating to Borrowers' purchase of goods listed in said Report, as Lender shall, in its sole discretion, request.

     7.4  Returned and Repossessed Inventory.  If at any time prior to the
          ----------------------------------
occurrence of a Default, any Account Debtor returns any of the Inventory to a Borrower, such Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be immediately sent to Lender) in the appropriate amount to such Account Debtor; provided, however, that no Borrower shall, without the prior consent of Lender, accept on any single day, returned Inventory the sale price of which was in excess of Twenty-Five Thousand
Dollars ($25,000) in the aggregate. After the occurrence of a Default, the Borrowers shall hold all returned Inventory in trust for Lender, shall segregate all returned Inventory from all other property of the Borrower or in the Borrowers' possession and shall conspicuously label such returned
Inventory as the property of Lender. The Borrowers shall, in all cases, immediately notify Lender of the return of any Inventory, specifying the reason for such return and the location and condition of the returned
Inventory.

     7.5  Evidence of Ownership of Inventory.  The Borrowers shall, upon
          ----------------------------------
Lender's request, deliver to Lender all evidence of ownership of the Inventory.


8.   COLLATERAL: EQUIPMENT
     ---------------------

     8.1  Maintenance of the Equipment.  The Borrowers shall keep and maintain
          ----------------------------
the Equipment in good operating condition and repair and shall make all necessary replacements thereof so that the value, utility and operating efficiency thereof shall at all times be maintained and preserved and shall promptly inform Lender of any material additions to or deletions from the Equipment. The Borrowers shall not permit any such Equipment to become affixed to real estate in such manner that such Equipment will become a fixture or an accession to other personal property.

     8.2  Evidence of Ownership of Equipment.  The Borrowers shall, upon
          ----------------------------------
Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, certificates of title and applications for title).

     8.3  Proceeds of the Equipment.  The Borrowers shall not sell, transfer,
          -------------------------
lease, grant a security interest in (other than a Permitted Lien) or otherwise dispose of or encumber the Equipment or any part thereof to any Person other than Lender; provided, however, that in any fiscal year of the Borrowers, the Borrowers may sell or otherwise dispose of Equipment with an aggregate net book value not to exceed Fifty Thousand Dollars ($50,000). In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this Section, the Borrowers shall promptly notify Lender of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Lender, which proceeds shall be applied to the repayment of the Liabilities; provided, however, that with Lender's prior consent the Borrowers may use the proceeds of such sale, transfer or disposition to finance the purchase of replacement Equipment in which Lender has a first, perfected security interest documented to the satisfaction of Lender. The Borrowers shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrowers shall be free and clear of all liens, claims, security interests and other encumbrances, except for the security interest granted to Lender and Permitted Liens.


9.   WARRANTIES AND REPRESENTATIONS
     ------------------------------

     9.1  General Warranties and Representations.  The Borrowers warrant and
          --------------------------------------
represent that:

               (a) Existence and Qualification.  Each Borrower is a corporation
                   ---------------------------
     duly organized and validly existing and in good standing under the laws of the state of its incorporation and is qualified or licensed as a foreign corporation to do business in all other countries, states and provinces in which the laws thereof require such Borrower to be so qualified or licensed;

               (b) Other Names.  No Borrower has used, during the five (5) year
                   -----------
     period preceding the date of this Agreement, nor does any Borrower intend to use, any other corporate or fictitious name, except as disclosed in

     Exhibit "D" attached hereto;
     -----------

               (c) Authority and Power.  Each Borrower has the right and power
                   -------------------
     and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

               (d) Compliance with Law and Other Agreements.  The execution,
                   ----------------------------------------
     delivery and performance by each Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a material violation of any applicable law, rule, regulation, judgment, order or decree or a breach of any provision contained in such Borrower's charter documents or by-laws or contained in any agreement, instrument, indenture or other document to which such Borrower is now a party or by which it is bound;

               (e) Use of Proceeds.  Each Borrower's use of the proceeds of any
                   ---------------
     advances made by Lender are, and will continue to be used for, legal and proper corporate uses (duly authorized by its board of directors, in accordance with applicable law, rule or regulation) and such uses are and will be consistent with all applicable laws, rules and regulations;

               (f) Governmental Approvals.  Each Borrower has, and is current
                   ----------------------
     and in good standing with respect to, all material governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its present business as heretofore conducted by it and to own or lease and operate its properties as now owned or leased and operated by it; and to the best knowledge of each Borrower, none of said governmental approvals, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as such Borrower;

               (g) Solvency.  Each Borrower now has capital sufficient to carry
                   --------
     on its business and transactions and is now solvent and able to pay its debts as they mature and each Borrower now owns property the fair saleable value of which is greater than the amount required to pay such Borrower's debts;

               (h) No Litigation, Indebtedness or Guaranties.  Except as
                   -----------------------------------------
     disclosed on Exhibit "E" attached hereto, no Borrower has any litigation
                  -----------
     pending, or to the best of its knowledge, threatened, and no Indebtedness (except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials) and has not guaranteed the obligations of any other Person;

               (i) No Other Adverse Agreements or Arrangements.  No Borrower is
                   -------------------------------------------
     a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and is not a party to any labor dispute, lockout, strike or walkout relating to any labor contracts and no such contract is scheduled to expire during the Initial Term;

               (j) Good Title.  Each Borrower has good, indefeasible and
                   ----------
     merchantable title to, and ownership of, the Collateral, free and clear of all liens, claims, security interests and other encumbrances, except those of Lender and those described on Exhibit "F" attached hereto;
                                      -----------

               (k) No Violation of Laws.  No Borrower is in violation of any
                   --------------------
     applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or such Borrower's business, property, assets, operations or condition, financial or otherwise;

               (l) No Lien or Borrowing Defaults.  No Borrower is in default
                   -----------------------------
     under any indenture, loan agreement, mortgage, lease, deed of trust or other similar agreement relating to the borrowing of monies or encumbering of assets to which it is a party or by which it is bound;

               (m) Financials.  The Financials fairly present the assets,
                   ----------
     liabilities and financial condition and results of operations of the Borrowers and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of the Borrowers since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of the Borrowers' knowledge, threatened, against any Borrower or any other Person which might result in any material adverse change in the Borrowers' financial condition or materially and adversely affect the Borrowers' operations, their assets or the collateral;

               (n) ERISA.  No Borrower has received a notice to the effect that
                   -----
     it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best of knowledge of each Borrower, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043 (b)(3) thereof ("Reportable Event"), with respect to any Borrower, and neither any of the Borrowers nor any Person who is a member of the Borrowers' controlled group for Federal income tax purposes has directly or indirectly, caused or permitted any of the following to occur: (i) restated or amended any pension, profit-sharing, savings, stock bonus, or other deferred compensation plans established and maintained by it which are subject to ERISA since ERISA became effective with respect to such plans in a manner designed to or which would disqualify those plans and their related trusts under the applicable requirements of the Internal Revenue Code of 1986, as amended (the
     "IRC"); (ii) permitted any of its officers to materially and adversely affect the qualified tax-exempt status of any of its pension, profit-sharing, savings, stock bonus or other deferred compensation plans and trusts under the IRC; (iii) engaged in or permitted any officer to engage in any "prohibited transaction" as defined in Section 406 of ERISA or
     Section 4975 of the IRC; (iv) incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the IRC, whether or not waived in connection with any pension, profit-sharing, savings, stock bonus or other deferred compensation plans; (v) taken or failed to take any action which caused or may cause a termination of any pension plan in a manner which could result in the imposition of a lien on any Borrower's property pursuant to Section 4068 of ERISA; (vi) failed to notify Lender that notice has been received of a "termination" (as defined in ERISA) of any "multi-employer plan" (as defined in ERISA) to which such Borrower has an obligation to contribute;
     (vii) incurred a "complete withdrawal" (as defined in ERISA) from any "multi-employer plan" to which such Borrower has an obligation to contribute; (viii) incurred a "partial withdrawal" (as defined in ERISA) from any "multi-employer plan" to which such Borrower has an obligation to contribute; or (ix) failed to notify Lender that notice has been received from the Administrator of any "multi-employer plan" to which such Borrower has an obligation to contribute that any such plan will be placed in "reorganization" as defined in ERISA;

               (o) Taxes.  Each Borrower has filed all federal, state and local
                   -----
     tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which such Borrower is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

               (p) No Securities.  The Borrowers' execution and delivery of this
                   -------------
     Agreement or any of the Ancillary Agreements does not directly or indirectly violate or result in a violation of any applicable laws, rules or regulations, including without limitation, the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively), and the Borrowers do not own or intend to purchase or carry any "margin security," as defined in such Regulations.

               (q) Affiliates.  All Persons who are Affiliates of the Borrowers
                   ----------
     at this time are identified on Exhibit "G" hereto;
                                    -----------

               (r) Subsidiaries.  Exhibit "G" correctly sets forth the names,
                   ------------   -----------
     forms of legal entity and jurisdictions of formation of all Subsidiaries of the Borrowers. Except as described in Exhibit "G", the Borrowers do not
                                            -----------
     own any capital stock, partnership interest, joint venture interest or other equity interest in any Person. Unless otherwise indicated in Exhibit
                                                                         -------
     "G", all of the outstanding shares of capital stock or partnership or joint
     ---
     venture interests of each Subsidiary of the Borrowers are owned of record and beneficially by the applicable Borrower, and all securities and interests so owned are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other laws, and are free and clear of all liens. Each Subsidiary of the Borrowers is a legal entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary and has all requisite legal power and authority to conduct its business and to own and lease its properties. Each Subsidiary of the Borrowers is in compliance with all laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any governmental agency that are necessary for the transaction of its business.

               (s) Environmental Matters.  (i) The operations of each Borrower,
                   ---------------------
     any other obligor and each subsidiary of the Borrowers comply in all material respects with all applicable Environmental Laws: (ii) none of the operations of the Borrowers, any other obligor or any Subsidiary of the Borrowers is subject to any judicial or administrative proceeding alleging the violation of any Environmental laws; (iii) none of the operations of the Borrowers, any other obligor or any Subsidiary of the Borrowers is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (iv) none of the Borrowers, nor any other obligor or any Subsidiary of the Borrowers has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment; and (v) none of the Borrowers, any other obligor or any Subsidiary of the Borrowers has any known material contingent liability in connection with any release of any Hazardous Material into the environment. The materiality standard used in this Section shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability in excess of Fifty Thousand Dollars ($50,000) in the aggregate.

               (t) No Broker's Fee.  No brokerage, finder's or similar fees or
                   ---------------
     commission is due to any party by reason of the Borrowers' entering into this Agreement or by reason of any of the transactions contemplated hereby, and the Borrowers shall indemnify and hold Lender harmless from all such fees and commissions.

               (u) Year 2000 Capabilities.  The Borrowers have taken all action
                   ----------------------
     necessary to assure that there will be no material adverse change to the business of any of the Borrowers by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities of the Borrowers effectively recognize and process dates after April 1, 1999.



     9.2  Account Warranties and Representations.  The Borrowers warrant and
          --------------------------------------
represent that Lender may rely, in determining which Accounts listed on any Daily Collateral Report are

Eligible Accounts, without independent investigation, on all statements, warranties and representations made by the Borrowers on or with respect to any such Daily Collateral Report and, unless otherwise indicated in writing by the Borrowers, that

               (a) Such Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of chattel paper, agreement, contract or document, are evidenced by only one executed original instrument, item of chattel paper, agreement, contract, or document, which original has been endorsed and delivered to Lender;

               (b) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

               (c) Except for credits issued to any Account Debtor in the ordinary course of a Borrower's business for Inventory returned pursuant to

     Section 7.4, the amounts shown on the Daily Collateral Report, and all
     -----------
     invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to the indicated Borrower and are not contingent for any reason;

               (d) Except as may be disclosed on such Daily Collateral Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on a Daily Collateral Report, and no Borrower has made any agreement with any Account Debtor for any deduction from such Account, except for discounts or allowances allowed by the applicable Borrower in the ordinary course of its business for prompt payment, which discounts and allowances have been disclosed to Lender and are reflected in the calculation of the invoice related to such Account;

               (e) To the best of the Borrowers' knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Daily Collateral Report and on all contracts, invoices and statements delivered to Lender with respect thereto;

               (f) To the best of the Borrowers' knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to or evidencing the Accounts was executed;

               (g) To the best of the Borrowers' knowledge, the goods, the sale of which gave rise to the Accounts, (i) were produced in full compliance with the Federal Labor Standards Act, 29 U.S.C. (S)(S) 207 et seq. as amended from time to time, and (ii) are not subject to any lien, claim, security interest or other encumbrance, except those of Lender and Permitted Liens, and those removed or terminated prior to the date hereof;

               (h) The Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Accounts;

               (i) To the best of the Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial condition or business; and

               (j) The Accounts have not been pledged or sold to any other Person or otherwise encumbered and the respective Borrowers are the owners of the Accounts free of all claims, liens and encumbrances except those of Lender.

     9.3  Inventory Warranties and Representations.  The Borrowers warrant and
          ----------------------------------------
represent that Lender may rely, in determining which items of Inventory listed on any Inventory Report are Eligible Inventory, without independent investigation, on all statements, warranties and representations made by the Borrowers on or with respect to any such Inventory Report and, unless otherwise indicated in writing by the Borrowers, that

               (a) All Inventory is located on premises listed on Exhibit "C" or
                                                                  -----------
     is Inventory which is in transit and is so identified on the relevant Inventory Report;

               (b) The Inventory has been produced in full compliance with all requirements of the Federal Labor Standards Act, 29 U.S.C. (S)(S) 207 et seq., as amended from time to time;

               (c) Except as specified on Exhibit "C", no Inventory is now, and
                                          -----------
     shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, the applicable Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name; and

               (d) The indicated Borrower is the owner of all of the Inventory free and clear of all claims, liens and encumbrances except those of Lender and none of the Inventory has been leased, rented, transferred or sold, either on consignment, on a sale or return basis, on approval, or otherwise.

     9.4  Automatic Warranty and Representation and Reaffirmation of Warranties
          ---------------------------------------------------------------------
and Representations.  Each request for an advance made by the Borrowers pursuant
-------------------
to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by the Borrowers to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the warranties and representations of the Borrowers contained in this Agreement and in the Ancillary Agreements.

     9.5  Survival of Warranties and Representations.  The Borrowers covenant,
          ------------------------------------------
warrant and represent to Lender that all representations and warranties of the Borrowers contained in this Agreement and the Ancillary Agreements shall be true at the time of the Borrowers' execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

10.  COVENANTS AND CONTINUING AGREEMENTS
     -----------------------------------

     10.1 Affirmative Covenants.  The Borrowers covenant that they shall:
          ---------------------

               (a) Financial Tests.  At all times hereafter maintain in each
                   ---------------
     case, on a consolidated basis:

                    (i) Tangible Net Worth of not less than the correlative amounts indicated below for the periods stated:

                                                    Minimum Consolidated
                    Fiscal Quarter Ending           Tangible Net Worth
                    ---------------------           --------------------
                    September 30, 1998              $  750,000
                    December 31, 1998               $1,100,000
                    March 31, 1999                  $1,250,000
                    June 30, 1999                   $1,400,000
                    September 30, 1999              $1,700,000
                    December 31, 1999               $2,000,000
                    March 31, 2000                  $2,300,000
                    June 30, 2000                   $2,600,000;

          at no time shall any individual Borrower have a negative Tangible Net Worth.

                    (ii) Net Income (calculated year to date) of not less than the correlative amounts indicated below for the periods stated:

                                                    Minimum Consolidated
                    Fiscal Quarter Ending           Tangible Net Income
                    ---------------------           ---------------------
                    September 30, 1998              $150,000
                    December 31, 1998               $300,000
                    March 31, 1999                  $150,000
                    June 30, 1999                   $120,000
                    September 30, 1999              $300,000
                    December 31, 1999               $300,000
                    March 31, 2000                  $300,000
                    June 30, 2000                   $300,000; and

                    (iii) Leverage Ratio of not greater than the correlative amounts indicated below for the periods stated:

                                                    Minimum Consolidated
                    Fiscal Quarter Ending           Leverage Ratio
                    ---------------------           --------------------
                    September 30, 1998              25.0 to 1.0
                    December 31, 1998               22.0 to 1.0
                    March 31, 1999                  28.0 to 1.0

                                                    Minimum Consolidated
                    Fiscal Quarter Ending           Leverage Ratio
                    ---------------------           --------------------
                    June 30, 1999                   22.0 to 1.0
                    September 30, 1999              17.0 to 1.0
                    December 31, 1999               13.0 to 1.0
                    March 31, 2000                  12.0 to 1.0
                    June 30, 2000                   11.0 to 1.0

               (b) Bank Fees.  Pay to Lender, on demand, any and all fees, costs
                   ---------
     or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to the Borrowers or any other Person on behalf of the Borrowers, by Lender or any Participant, of proceeds of loans made by Lender to the Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any Participant on account of the Liabilities;

               (c) Notice of Loss of Collateral.  Notify Lender promptly of any
                   ----------------------------
     event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

               (d) Notice re Account Debtors.  Promptly upon any Borrower's
                   -------------------------
     learning thereof, notify Lender of (i) any material delay in such Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed Inventory) or other monies advanced by such Borrower to any Account Debtor and (ii) all material adverse information relating to the financial or other condition of any Account Debtor;

               (e) Financials.  Keep books of account and prepare consolidated
                   ----------
     and consolidating financial statements ("Financials") and furnish to Lender the following (all to be kept and prepared in accordance with GAAP, unless the Borrowers' independent certified public accountants concur in any changes therein and such changes are disclosed in writing to Lender and are consistent with then generally accepted accounting principles):

                    (i) as soon as available, but not later than ninety (90) days after the close of each fiscal year of the Borrowers, Financials of the Borrowers (including a balance sheet, a statement of profit and loss and of surplus, and a statement of cash flows, each with supporting footnotes) as at the end of such year and for the year then ended all in reasonable detail as requested by Lender and audited by a firm of independent certified public accountants of recognized national standing selected by the Borrowers and containing the unqualified opinion of such independent certified public accountants with respect to the Financials;

                    (ii) as soon as available, but not later than thirty (30) days after the end of each month, unaudited Financials of the Borrowers (including a statement of profit and loss and of surplus for the month then ended and a balance sheet as at the end of such month) as at the end of the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail as requested by Lender and certified by the Borrowers' principal financial officer as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of the Borrowers for such period;

                    (iii) as soon as possible, but not later than fifteen (15) days after the end of each month, (A) an Accounts aging (B) an aging of all accounts payable, and (C) an Inventory Report, all in reasonable detail as requested by Lender and certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of each Borrower for such period;

                    (iv)  by Friday of each week, a Daily Collateral Report;

                    (v) as soon as available, but not later than sixty (60) days before the beginning of each fiscal year of the Borrowers, a cash flow projection for such fiscal year, together with appropriate supporting documents reasonably acceptable to Lender; and

                    (vi) such other data and information (financial or otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, the Borrowers' financial condition or results of operations, or the financial condition of any Person who is a Guarantor;

               (f) Notice re Ineligibility of Accounts or Inventory.  Notify
                   ------------------------------------------------
     Lender promptly, but in no event later than five (5) days after any Borrower's learning thereof, that any Eligible Account or Eligible Inventory has ceased to be an Eligible Account or Eligible Inventory and the reason(s) for such ineligibility;

               (g) Notice re Litigation.  Notify Lender, promptly upon any
                   --------------------
     Borrower's learning of (i) any litigation affecting such Borrower, whether or not the claim is considered by such Borrower to be covered by insurance; and (ii) the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of such Borrower or which may affect Lender's security interest in the Collateral;

               (h) Copies of Agreements.  Provide Lender with copies of all
                   --------------------
     agreements between any Borrower and any warehouse at which Inventory may, from time to time, be kept and all leases or similar agreements between any Borrower and any Person, whether such Borrower is the lessor or lessee thereunder;

               (i) Notice of Default.  Notify Lender, promptly upon learning
                   -----------------
     thereof, of any Default or Event of Default;

               (j) Environmental Matters.  Give written notice to Lender
                   ---------------------
     immediately upon receipt of any notice that (i) the operations of any Borrower, any other obligor or any Subsidiary of any Borrower are not in full compliance with requirements of applicable Environmental Laws: (ii) any Borrower, any other obligor or any Subsidiary of any Borrower is subject to any federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous

     Material into the environment; or (iii) any properties or assets of any Borrower, any other obligor or any Subsidiary of any Borrower are subject to an Environmental Lien. As used herein, "Environmental Lien" means a lien in favor of any governmental entity for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Material into the environment. Without limiting the generality of any of the Borrowers' other covenants and agreements, the operations of the Borrowers, any other obligor and each of the Borrowers' Subsidiaries shall at all times comply in all material respects with all applicable Environmental Laws. The materiality standard used in this Section shall be exceeded if the facts giving rise to a breach or breaches of the covenant contained herein might result in liability in excess of Fifty Thousand Dollars ($50,000) in the aggregate.

               (k) Guaranty.  Provide Lender with and maintain in effect a
                   --------
     guaranty in form and substance satisfactory to Lender and executed by Donald J. Esters, an individual; and

               (l) Accounting Systems Upgrade.  The Borrowers shall upgrade
                   --------------------------
     their accounting systems to Lender's satisfaction, making such upgraded systems fully operational by January 31, 1999 for EISI and by March 31, 1999 for Higginbotham, Alford and the Parent, including the Parent's Digital Division.

               (m) Year 2000 Compatibility.  The Borrowers shall take all
                   -----------------------
     actions necessary to ensure that there will be no material adverse change to any Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, the Borrowers shall provide to Lender assurance reasonably acceptable to Lender that the Borrowers' computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

     10.2 Negative Covenants.  The Borrowers covenant that they shall not,
          ------------------
without the prior written consent of Lender:

               (a) Merger.  Merge or consolidate with or acquire any Person;
                   ------

               (b) Investments.  Other than in the ordinary course of its
                   -----------
     business, make any investment in the securities of any Person;

               (c) Dividends.  Declare or pay dividends upon any of their Stock
                   ---------
     or make any distribution of their property or assets or make any loans, advances or extensions of credit to any Person, including, without limitation, any of their respective Affiliates, officers or employees; provided that each Borrower may issue stock dividends upon its Stock so long as the same is in accordance with all applicable laws and provided no Default has occurred;

               (d) Loans, Advances and Salaries.  In any twelve month period,
                   ----------------------------
     make any loans or other advances of money (other than salary) to officers, directors, stockholders or Affiliate of any Borrower that exceed Twenty-Five Thousand Dollars

     ($25,000) individually or Fifty Thousand Dollars in the aggregate, or permit the annual salary and all other direct and indirect remuneration to the officers of any Borrower to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate;

               (e) Redemptions.  Redeem, retire, purchase or otherwise acquire,
                   -----------
     directly or indirectly, any Stock of any of the Borrowers;

               (f) Change in Business.  Make any material change in any
                   ------------------
     Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;

               (g) Affiliate Transactions.  Enter into, or be a party to, any
                   ----------------------
     transaction with any Affiliate, director, officer or stockholder of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate, director, officer or stockholder of such Borrower;

               (h) Agreements re Collateral.  Enter into any transaction which
                   ------------------------
     materially and adversely affects the Collateral or the Borrowers' ability to repay the Liabilities or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, except for credits given for Inventory returned pursuant to Section 7.4;
                                                          -----------

               (i) Guaranty.  Guarantee or otherwise, in any way, become liable
                   --------
     with respect to the obligations or liabilities of any Person, except (i) their Affiliates' obligations to Lender and (ii) by endorsement of instruments or items of payment for deposit to the general account of the Borrowers or for delivery to Lender on account of the Liabilities;

               (j) Deposits to Affiliates.  Make deposits to or withdrawals from
                   ----------------------
     any of their deposit accounts for the benefit of any Affiliate;

               (k) Encumbrances.  Except as otherwise expressly permitted herein
                   ------------
     or in the Ancillary Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of the Borrowers' assets;

               (l) Indebtedness for Borrowed Money.  Incur any Indebtedness for
                   -------------------------------
     borrowed money in excess of Seven Hundred Fifty Thousand Dollars ($750,000) other than the Liabilities, except for Indebtedness which is unsecured and is with Persons who execute and deliver to Lender (in form and substance acceptable to Lender) subordination agreements subordinating their claims against the applicable Borrower to the payment of the Liabilities;

               (m) Capital Expenditures.  Make capital expenditures, including
                   --------------------
     capital
     leases and operating leases, in any fiscal year which, in the aggregate, exceed Two Million Dollars ($2,000,000);

               (n) Affiliate Accounts.  Permit any Accounts owing to any
                   ------------------
     Borrower from any Affiliate to be payable on terms which would not allow such Borrower to demand payment upon the occurrence of a default or permit the aggregate amount of all Accounts owing from its Affiliates at any time to exceed Ten Thousand Dollars ($10,000) unless a Default has occurred in which case such Borrower shall permit no Accounts to be owing from its Affiliates;

               (o) Deposit Accounts.  Open, transfer, close or change any of the
                   ----------------
     Borrowers' deposit accounts. A description of all of the Borrowers' deposit accounts is provided in Schedule 10.2 hereto; or
                                     -------------

               (p) Subordinated Debt.  Make any payments (whether of interest,
                   -----------------
     principal or otherwise) on any Indebtedness subordinated to the Liabilities while any Default exists or otherwise in contravention of the terms of the subordination agreement between Lender and the holder of such Indebtedness.

     10.3 Contesting Charges.  Notwithstanding anything to the contrary herein,
          ------------------
the Borrowers may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to a Borrower's assets, provided that the Borrowers shall give Lender prompt notice of such dispute and shall be diligently contesting the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral or of Lender's priority position with respect to such Collateral and provided further that, if the same are potentially or actually in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate at any time hereafter, the Borrowers shall give Lender such additional collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances, immediately upon demand by Lender.

     10.4 Payment of Charges.  Subject to the provisions of Section 10.3, the
          ------------------                                ------------
Borrowers shall pay all of the Charges promptly when due . In the event the Borrowers, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, the Borrowers shall promptly so notify Lender thereof and Lender may, without waiving or releasing any obligation or liability of the Borrowers hereunder or any Default, in its sole discretion, at any time or times thereafter, make such payment or any part thereof, (but shall not be obligated so to do) or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by the Borrower to Lender upon demand and shall be additional Liabilities.

     10.5 Insurance; Payment of Premiums.  At their sole cost and expense, the
          ------------------------------
Borrowers shall (i) keep and maintain the Collateral insured for the greater of original cost or replacement value of the Collateral against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks in amounts customary for companies of similar size engaged in the same or similar businesses; (ii) maintain product liability insurance in an amount customary for the business conducted by the Borrowers and acceptable to Lender; and (iii) general public liability insurance in an amount satisfactory to Lender but in no event less than Two Million Dollars ($2,000,000) per occurrence, for bodily injury and property damage. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and amount satisfactory to Lender and with insurers reasonably recognized as adequate by Lender. The Borrowers shall deliver to Lender a copy of each policy of insurance and, if requested, evidence of payment of all premiums therefor and shall deliver renewals of all such policies to Lender at least thirty (30) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing all losses payable to Lender. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days' prior notice before any such policy shall be altered or canceled and that no act or default of any Borrower or any other person shall affect the right of Lender to recover under such policy in case of loss or damage. The Borrowers hereby direct all insurers under such policies to pay all proceeds payable thereunder directly to Lender. After the occurrence and during the continuance of a Default, each of the Borrowers irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies (provided that Lender shall consult with such Borrower prior to finally making, settling or adjusting claims under such policies), endorsing the name of such Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If the Borrowers shall fail to obtain or maintain any of the policies required by this Section 10.5 or to pay any premium relating thereto, then Lender, without
     ------------
waiving or releasing any obligation or default by the Borrowers hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by the Borrowers to Lender upon demand and shall be additional Liabilities.

     10.6 Survival of Obligations Upon Termination of Agreement.  Except as
          -----------------------------------------------------
otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Borrowers or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Collateral, or any of the undertakings, agreements, covenants, warranties and representations of the Borrowers or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

     10.7 Environmental Indemnity.  Each of the Borrowers hereby indemnifies
          -----------------------
Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by such Borrower, any other obligor or any of such Borrower's Subsidiaries, of any laws, including but not limited to, the Environmental Laws or any laws or regulations relating to Hazardous Materials, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by such Borrower, any other obligor or any of such Borrower's Subsidiaries in the conduct of their respective business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws) provided that such Borrower shall not be liable to any indemnified party with respect to any matter arising from such indemnified party's gross negligence or wilful misconduct; and the provisions of and undertakings and indemnification set out in this Section shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.

     10.8 Change of Control.  It is covenanted and agreed by the Borrowers that
          -----------------
no person or group which is not a shareholder in or beneficial owner of any of the Borrowers as of the Closing Date, shall directly or indirectly acquire the legal or beneficial ownership of more than five percent (5%) of the Borrowers; provided, however, that if such group is Levine & Leichtman Capital Partners, Weston Presidio Capital or other comparable investment firm reasonably acceptable to Lender, the above five percent (5%) limitation shall be increased to twenty-five percent (25%). In addition, Donald J. Esters and his family partnership or trust collectively shall be required to maintain legal or beneficial ownership, either directly or by ownership of shares in the Borrowers' parent company in a sufficient amount to have the power to direct or cause the direction of management, operation or policies of the Borrowers. In no event, however, shall any other group or person (other than Donald J. Esters and his family partnership or trust) obtain the power to elect, appoint or cause the election or appointment of, a majority of the members of the Board of Directors of any Borrower, through beneficial ownership of capital stock of such Borrower or otherwise.

     10.9 Revisions or Updates.  Should any of the information or disclosures
          --------------------
provided on any of the Schedules or Exhibits originally attached hereto become outdated or incorrect in any material respect, the Borrowers promptly shall provide to Lender such revisions or updates as may be necessary or appropriate to update or correct such Schedule(s) or Exhibit(s); provided that no such revisions or updates shall be deemed to have amended, modified or superseded such Schedule or Exhibit as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule or Exhibit unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates.

11.  CONDITIONS PRECEDENT TO CLOSING
     -------------------------------

     Lender will not be obligated to make any advances hereunder unless the following conditions precedent have been satisfied as determined by Lender:

               (a) All of the Borrowers' representations and warranties contained in this Agreement and the Ancillary Agreements shall be correct and complete; the Borrowers shall have performed and complied with all covenants, agreements, and conditions contained herein and in the Ancillary Agreements which are required to have been performed or complied with; and there shall exist no Default or Event of

          Default.

               (b) The Borrowers shall have delivered, or cause to be delivered, to Lender the documents listed on Exhibit "H" hereto and such other
                                            -----------
          documents, instruments and agreements as Lender shall request in connection herewith, duly executed by all parties thereto other than Lender, and in form and substance satisfactory to Lender and its counsel.

               (c) No material adverse change in the condition or operations, financial or otherwise, of the Borrowers or the Guarantor shall have occurred during the period (the "Interim Period") commencing on the date of Lender's latest audit of the Borrowers (i.e., May 31, 1998) and ending on the Closing Date;

               (d) None of the Borrowers shall have entered into any material commitment or material transaction during the Interim Period, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of such person's business.

               (e) None of the Borrowers shall have made any material change in its accounting methods or principles during the Interim Period;

               (f) No materially advantageous agreement now in effect between any of the Borrowers and any other person or entity shall have been terminated, modified or declared to be in default during the Interim Period;

               (g) There shall not have been instituted or threatened, during the Interim Period, any material litigation or proceeding in any court or administrative forum to which any of the Borrowers is, or might become, a party;

               (h) On the Closing Date, the present fair saleable value of the assets of each of the Borrowers shall be greater than the total liabilities of such Borrower, including without limitation, contingent liabilities, and Lender shall be satisfied that the present fair saleable value of the assets of each of the Borrowers will continue thereafter to be greater than the total liabilities of such Borrower, including, without limitation, contingent liabilities;

               (i) On the Closing Date, all of the assets supporting the Liabilities shall be sufficient in value, as determined by Lender, to provide the Borrowers with working capital to enable the Borrowers to profitably operate their respective business;

               (j) Subordination agreements and intercreditor agreements (including, without limitation, debt subordination agreements with Sand Hill Partners and with the respective sellers of Higginbotham and the Digital Division) in form and substance satisfactory to Lender shall have been executed and delivered by the Borrowers and such other parties as Lender deems necessary;

               (k) During the Interim Period, Lender or its representatives shall have been given access at all reasonable times to inspect and evaluate the Collateral and the Borrower's books and records, and the Borrowers and the Guarantor shall have provided Lender with all Financial and other information which Lender may have reasonably requested;

               (l) On the Closing Date, the Borrowers shall have excess borrowing availability of not less than Five Hundred Thousand Dollars ($500,000) after giving effect to the refinancing of the Borrowers' obligations to their existing Lenders, the payment of all fees, costs and expenses associated with the closing of the financing transaction contemplated hereunder and after bringing all accounts payable to within sixty (60) days past due based on vendor terms;

               (m) Lender shall have received the final written report from Dovetech, Inc. regarding such company's appraisal of the inventory of the Borrowers, and Lender's AAAG division shall have reviewed and been satisfied with the information reflected in such report;

               (n) Lender shall have received and been satisfied with its review of the personal financial statement of Donald J. Esters, which financial statement, among other things, shall demonstrate that Mr. Esters' net worth, excluding the value of his equity interests in the Borrowers, is at least $2,000,000;

               (o) Lender shall have completed its review of, and found acceptable, the Borrowers' insurance coverage;

               (p) Lender shall have received copies of all labor contracts to which any Borrower is a party, and all labor contracts necessary to the continuation of the respective business operations of the Borrowers shall be in effect on the Closing Date; and

               (q) The Borrowers shall have paid the Loan Fee, the balance of the Commitment Fee, Lender's initial Audit Fee and all other fees and expenses of Lender which are due and payable on the Closing Date.


12.  DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
     ---------------------------------------

     12.1 Default.  The occurrence of any one or more of the following events
          -------
shall constitute a Default:

               (a) The Borrowers fail to pay any part of the Liabilities when due or declared due or the Borrowers in default in the payment of any of the Indebtedness;

               (b) The Borrowers or any Guarantor fail or neglect to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by the Borrowers or any Guarantor;

               (c) A default shall occur under any material agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which any Borrower is a party;

               (d) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by any Borrower or by any Guarantor, or any of their officers, employees or agents, to Lender is not true and correct in any material respect;

               (e) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

               (f) The Collateral or any other asset of any of the Borrowers or of any Guarantor is attached, seized, levied upon or subjected to a writ or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dismissed or otherwise avoided within thirty (30) days thereafter; or applica tion is made by any Person other than a Borrower or any Guarantor for the appointment of a receiver, trustee, or custodian for any of the Collateral or any other asset of any of the Borrowers or of any Guarantor and the same is not dismissed within thirty (30) days after the application therefor;

               (g) An application is made by any Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for any of the Collateral or any other asset of any of the Borrowers or of any Guarantor; a petition under any section or chapter of the Bankruptcy Code or similar law or regulation is filed by any Borrower or any Guarantor; a petition under any section or chapter of the Bankruptcy Code or similar law or regulation is filed against any Borrower or any Guarantor and is not dismissed within thirty (30) days after filing; any Borrower or any Guarantor makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against any Borrower or any Guarantor for its dissolution, liquidation, or termina tion; any Borrower or any Guarantor ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

               (h) Except as permitted in Section 10.3, a notice of lien, levy
                                          ------------
     or assessment is filed of record with respect to all or any substantial portion of any Borrower's or any Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any other asset of any of the Borrowers or of any Guarantor and such lien or encumbrance is not released within thirty (30) days after its creation;

               (i) Judgment is rendered against any Borrower or any Guarantor in excess of Twenty-Five Thousand Dollars ($25,000) and such Borrower or Guarantor, as applicable, fails to immediately satisfy such judgment or fails to bond and stay enforcement of such judgment and commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, such Borrower or Guarantor, as applicable, fails to diligently prosecute such appeal or such appeal is denied;

               (j) Any Borrower or any Guarantor becomes insolvent or fails generally to pay its or his debts as they become due;

               (k) The Borrowers fail within fifteen (15) days after the occurrence of any of the following events, to furnish Lender with appropriate notice thereof: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of the chief financial officer of the applicable Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan;

               (l) The Borrowers fail to: (i) furnish to Lender a copy of each report which is filed by any Borrower with respect to any profit sharing or pension plan governed by ERISA promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation or (ii) notify Lender promptly upon receipt by any Borrower of any notice of the institution of any proceeding or other actions which may result in the termination of any such plans;

               (m) Any individual who is a Guarantor shall die or become incompetent and a new Guarantor or substitute performance, acceptable to Lender, is not provided within thirty (30) days;

               (n) Any Guarantor revokes or terminates any guaranty relating to any of the Liabilities or defaults under the terms of any such guaranty; or

               (o) A default occurs under any agreement, instrument or document relating to any of the Liabilities heretofore, now or at any time or times hereafter executed by, or delivered to Lender by any Borrower or by any Guarantor.

     12.2 Acceleration of the Liabilities.  Upon and after the occurrence of a
          -------------------------------
Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

     12.3 Advances During Cure Period.  Upon the occurrence of a Default which
          ---------------------------
is subject to any cure period, Lender may, in its sole discretion, cease making further advances during the time such Default remains uncured.

     12.4 Default Rate.  Upon the occurrence and during the continuance of a
          ------------
Default, the Loans shall bear interest at a Default Rate equal at all times to three percent (3%) above the applicable interest rate provided for such Loans, such Default rate to begin upon the occurrence of the Default and to be adjusted upon any interest rate change as provided herein.

     12.5 Remedies.  Upon and after the occurrence of a Default, Lender shall
          --------
have all of
the following rights and remedies:

               (a) All of the rights and remedies of a secured party under the California Commercial Code or any other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

               (b) The right to (i) peacefully enter upon the premises of any Borrower or any other place or places where the Collateral is located, without any obligation to pay rent to any Borrower or any other Person, through self-help and without judicial process or first obtaining a final judgment or giving any Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require the Borrowers to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

               (c) The right to (i) open any Borrower's mail and collect any and all amounts due from Account Debtors or direct that any Borrower's mail be diverted to a post office box or other location as determined by Lender,
     (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including the Special Collateral, directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish the Borrowers with a copy of any such notice sent and the Borrowers hereby agree that any such notice in Lender's sole discretion, may be sent on Lender's stationery, in which event, the Borrowers shall, upon demand, co-sign such notice with Lender;

               (d) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on the Borrowers' premises or elsewhere and shall have the right to use the Borrowers' premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. Lender shall account to the Borrowers for any surplus. If any deficiency shall arise, the Borrowers shall remain liable to Lender therefor.

     12.6 Notice.  The Borrowers agree that any notice required to be given by
          ------
Lender of a sale, lease, or other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to the Borrowers or which is deposited in the United States mail, postage prepaid and duly addressed to the Borrowers at the address set forth in Section 13.10, at least
                                                       -------------
five (5) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to the Borrowers.


13.  MISCELLANEOUS
     -------------

     13.1 Appointment of Lender as the Borrowers' Lawful Attorney-In-Fact.  Each
          ---------------------------------------------------------------
Borrower, irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney and agent-in-fact (this power of attorney is coupled with an interest) and Lender, or Lender's agent, may, without notice to such Borrower:

               (a) At any time hereafter, endorse by writing or stamp such Borrower's name on any checks, notes, drafts or any other payment relating to the Collateral which comes into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;

               (b) At any time after the occurrence of a Event of Default, in such Borrower's or Lender's name: (i) demand payment of the Collateral;
     (ii) enforce payment of the Collateral, by legal proceedings or otherwise;
     (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in
     Section 4.3; (ix) prepare, file and sign such Borrower's name on any proof
     -----------
     of claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement;
     (xii) endorse by writing or stamp the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which such Borrower has access; and

               (c) At any time after the occurrence of an Event of Default notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to such Borrower.

     13.2 Modification of Agreement; Assignment or Sale of Interest.  This
          ---------------------------------------------------------
Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by the Borrowers and Lender. The Borrowers may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, without limitation, the Borrowers' right, title, interest, remedies, powers, or duties hereunder or thereunder. The Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, without limitation, Lender's right, title, interest, remedies, powers, or duties hereunder or thereunder.

     13.3 Attorneys' Fees and Expenses; Lender's Out-of-Pocket Expenses.  If, at
          -------------------------------------------------------------
any time or times, whether prior or subsequent to the date hereof and regardless of the existence of a Default or an Event of Default, Lender incurs legal or other costs and expenses or employs counsel, accountants, advisors, consultants and/or other professionals for advice or other representation or services in connection with:

               (a) The preparation, negotiation, execution and administration of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to a Participant;

               (b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or the affairs of any of the Borrowers;

               (c) Any attempt to enforce any rights of Lender or any Participant against any Borrower or any other Person which may be obligated to Lender or such Participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

               (d) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; or

               (e) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of the Borrowers' books and records;

then, in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable by the Borrowers to Lender upon demand and shall be additional Liabilities. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include bank charges and fees, accountants' fees, costs and expenses, court costs, fees and expenses, photocopying and duplicating expenses, court reporter fees, costs and expenses, long distance telephone charges, air express charges, telegram charges, secretarial over-time charges, and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services. Notwithstanding the foregoing, in no event shall the Borrowers be liable to Lender for the above-described costs and expenses incurred by Lender through the Closing Date in an aggregate amount in excess of $85,000.

     13.4 Waiver by Lender.  Lender's failure, at any time or times hereafter,
          ----------------
to require strict performance by the Borrowers of any provision of this Agreement or the Ancillary Agreements shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Lender of a Default under this Agreement or the Ancillary Agreements shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to the Borrowers specifying such suspension or waiver.

     13.5 Severability.  Wherever possible, each provision of this Agreement and
          ------------
the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the Ancillary Agreements.

     13.6 Parties; Entire Agreement.  This Agreement and the Ancillary
          -------------------------
Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrowers and Lender. The Borrowers' respective successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for any of the Borrowers. Nothing contained in this Section shall be deemed to modify Section 13.2. This written Agreement, the
                                  ------------
Ancillary Agreements and the other documents described or contemplated herein represent the final agreement between the parties, embody the entire agreement and understanding between the parties hereto and thereto, supersede all prior agreements and understandings related to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     13.7 Conflict of Terms.  The provisions of the Ancillary Agreements are
          -----------------
incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this Agreement shall govern and control.

     13.8 Waiver by Borrower.  Except as otherwise provided for in this
          ------------------
Agreement, each Borrower waives (a) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (c) the benefit of all valuation, appraisement, extension and exemption laws. Each Borrower acknowledges that it has been advised by its own counsel with respect to this Agreement and the transactions evidenced by this Agreement. Each Borrower further agrees that (y) Lender shall have no obligation to take, and such Borrower shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, chattel paper, draft, trade acceptance, or other instrument for the payment of money covered by the security interest whether or not in Lender's possession and (z) Lender shall not be responsible to such Borrower for loss or damage resulting from Lender's failure to enforce any Accounts or to collect any moneys due or to become due thereunder or other proceeds constituting Collateral hereunder unless such loss or damage results from Lender's gross negligence or willful misconduct.

     13.9  Governing Law, Venue.  This Agreement has been delivered for
           --------------------
acceptance by Lender in Los Angeles County, California and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California as the same may from time to time be in effect, including without limitation the Uniform Commercial Code as adopted in California. Each Borrower hereby (a) irrevocably submits to the jurisdiction of any state or federal court located in Los Angeles County, California over any action or proceeding to enforce or defend any matter arising from or related to this Agreement; (b) waives personal service of any and all process upon such Borrower, and consents that all such service of process be made by messenger, certified mail or registered mail directed to such Borrower at the address set forth in Section 13.10 and service so made shall be deemed to
                            -------------
be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to such Borrower's address; (c) irrevocably waives, to the fullest extent such Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and (e) agrees not to institute any legal action or proceeding against Lender or any of Lender's directors, officers, employees, agents or property, concerning any matter arising out of or relating to this Agreement in any court other than one located in Los Angeles County, California. Nothing in this Section shall affect or impair Lender's right to serve legal process in any manner permitted by law or Lender's right to bring any action or proceeding against any Borrower or any Borrower's property in the courts of any other jurisdiction.

     13.10 Notice.  Except as otherwise provided herein or in the Ancillary
           ------
Agreements:

               (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Ancillary Agreement must be in writing and must be mailed, telecopied or delivered to the appropriate party at the address set forth below or, as to any party hereto or to any Ancillary Agreement, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section; and

               (b) Any notice, request, demand, direction or other communication given by telecopier will be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided herein or in any Ancillary Agreement, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

        If to Lender, at:

                Sanwa Business Credit Corporation
                550 North Brand Boulevard, Suite 950
                Glendale, California 91203
                Attn:    Regional Credit Manager

                Telephone (818) 545-0090
                Telecopier (818) 545-0095


        If to Borrowers, at:

                c/o Electronic Integrated Solutions, Inc.
                140 East Dana Street
                Mountain View, California 94041-1508
                Attn:    Dennis T. Kushner
                Vice President - Operations

                Telephone (650) 237-4042
                Telecopier (650) 969-4136

     13.11 Section Titles, Etc..  The Section titles and table of contents, if
            --------------------
any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.

     13.12 Course of Dealing.  No course of dealing between Lender and the
           -----------------
Borrowers or any third party and no delay or omission by Lender in exercising any right or remedy hereunder or under any Ancillary Agreement or with respect to any Liabilities shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lender are cumulative.

     13.13 Setoff.  Without limiting any other right of Lender, whenever Lender
           ------
has the right to declare any Liabilities to be immediately due and payable (whether or not it has so declared), Lender at its sole election may setoff against the Liabilities any and all monies then or thereafter owed to the Borrowers by Lender in any capacity, whether or not the Liabilities or the obligation to pay such monies owed by Lender is then due, and Lender shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Lender's records subsequent thereto.

     13.14 Nonliability of Lender.  The Borrowers acknowledge and agree that:
           ----------------------

               (a) Any inspections of any Collateral made by or through Lender are for purposes of administration of advances made hereunder only and the Borrowers are not entitled to rely upon the same;

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to this Agreement or the Ancillary Agreements, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

               (c) The relationship between each Borrower and Lender is, and shall at all times remain, solely that of a borrower and lender; Lender shall not under any circumstance be construed to be a partner or joint venturer of any Borrower; Lender shall not under any circumstance be deemed to be in a fiduciary relationship with any Borrower; Lender does not undertake or assume any responsibility or duty to any Borrower to select, review, inspect, supervise, pass judgment upon or inform such Borrower of any matter in connection with its property or the operations of such Borrower; each Borrower shall rely entirely upon its own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither such Borrower nor any other Person is entitled to rely thereon; and

               (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to such Persons or damage to property not caused by Lender and caused by the actions, inaction or negligence of any Borrower and each Borrower hereby indemnifies and holds Lender harmless from any such loss, damage, liability or claim.


     13.15 Time of the Essence.  Time is of the essence hereunder and under the
           -------------------
Ancillary Agreements.

     13.16 Indemnification.
           ---------------

          If after receipt of any payment of all or any part of the Indebtedness, Lender is for any reason compelled to surrender such payment to any Person, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold Lender harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reasonable reliance upon such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement.

          Each Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against such Borrower, or any Affiliate or any officer, director or shareholder of such Borrower and such claim, demand, action or cause of action arises out of or relates to this Agreement or the Ancillary Agreements, the use of proceeds of any advance, or the relationship of such Borrower and Lender under this Agreement; (ii) Any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to such Borrower's compliance or noncompliance with the requirements of any environmental law; (iii) Any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) Any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and
                                        ---------
disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to
                 --------
indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section; provided that each Indemnitee
                                                   --------
shall endeavor, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Whenever practicable, upon obtaining actual knowledge of any event that would entitle Lender to be indemnified under this Section, Lender shall endeavor to provide notice to the Borrowers of such fact and Lender shall cooperate with Borrower to endeavor to minimize the liabilities for which Lender is entitled to be indemnified. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Liabilities and the payment and performance of all other obligations under this Agreement owed to Lender.

    13.17 Suretyship Waivers and Consents.  (a) The obligations of each Borrower
          -------------------------------
are independent of the obligations of all of the other Borrowers. Each Borrower expressly waives any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any Collateral or any other security for the Liabilities or to pursue any remedy Lender may have at any time. Each Borrower agrees that Lender may proceed against any one or more of the Borrowers and/or the Collateral in such order and manner as Lender shall determine in its sole and absolute discretion. A separate action or actions may be brought and prosecuted against any one or more of the Borrowers whether an action is brought or prosecuted against any other Borrower or with respect to any Collateral or whether any other Person shall be joined in any such action or actions. Each Borrower expressly waives the benefit of any statute(s) of limitations affecting its liability under this Agreement or the Ancillary Documents or the enforcement of the Liabilities or any rights of Lender created or granted under this Agreement or the Ancillary Documents. Lender's rights hereunder and under the Ancillary Documents shall be reinstated and revived, and the obligations and liability of each Borrower hereunder and thereunder shall continue, with respect to any amount at any time paid on account of the Liabilities which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Borrower, or otherwise, all as though such amount had not been paid.

               (b) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or with respect to the Liabilities; (ii) the cessation for any cause whatsoever of the liability of any other Borrower and (iii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any other Borrower or the Liabilities or any Collateral or guaranty therefor by operation of law or otherwise. Each Borrower agrees that any amounts received by Lender from whatever source on account of the Liabilities may be applied by Lender toward the payment of such of the Liabilities and in such order of application as Lender may from time to time elect; and, notwithstanding any payments made by any Borrower, such Borrower shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Borrower being deemed a creditor of any other Borrower under the federal Bankruptcy Code or any other law or for any other purpose and such Borrower hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Lender now or may hereafter have against any Borrower and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by Lender, whether any of the foregoing rights arise in equity, at law or by contract.

               (c) Each Borrower represents and warrants to Lender that it has established adequate means of obtaining from each of the other Borrowers, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of the other Borrowers and its properties, and each Borrower now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) or each of the other Borrowers and their properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Borrower or their properties, whether now known or hereafter known by Lender.

               (d) Each Borrower represents and warrants that each of the waivers set forth herein is made with each Borrower's full knowledge of its significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

     13.18  WAIVER OF RIGHT TO TRIAL BY JURY.  THE PARTIES TO THIS AGREEMENT
            --------------------------------
ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE IN A COURT BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWERS:
---------

ELECTRONIC INTEGRATED SOLUTIONS,
a California corporation


By:  /s/ DONALD J. ESTERS
    ------------------------------
      Donald J. Esters,
      President



EDUCATIONAL INDUSTRIAL
SALES, INCORPORATED
a California corporation


By:  /s/ DONALD J. ESTERS
    ------------------------------
      Donald J. Esters,

      President

By:  /s/ DENNIS T. KUSHNER
    ------------------------------
      Dennis T. Kushner,
      Secretary

ALFORD MEDIA SALES, INC.
a Texas corporation


By:  /s/ DONALD J. ESTERS
    ------------------------------
      Donald J. Esters,
      President

By:  /s/ DENNIS T. KUSHNER
    ------------------------------
      Dennis T. Kushner,
      Secretary

B. HIGGINBOTHAM ENTERPRISES, INC.
a Texas corporation



By:  /s/ DONALD J. ESTERS
    ------------------------------
      Donald J. Esters,
      President

By:  /s/ DENNIS T. KUSHNER
    ------------------------------
      Dennis T. Kushner,
      Secretary

LENDER:
------

SANWA BUSINESS CREDIT CORPORATION,
a Delaware corporation


By   /s/ TIMOTHY TURNER
   -------------------------------

Title  First Vice President
      -----------------------------